BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND

SUPPLEMENT TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

RELATING TO

SERIES A FLOATING RATE CUMULATIVE TERM PREFERRED SHARES

Supplement to Amended and Restated Agreement and Declaration of Trust made as of August 11, 2010 by the Trustees hereunder.

WHEREAS, the Trustees of Blackstone / GSO Senior Floating Rate Term Fund, a Delaware statutory trust (the “Fund”), may authorize and issue preferred shares in the Fund having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit under Section 6.2 of the Amended and Restated Agreement and Declaration of Trust made as of May 25, 2010 (the “Original Declaration of Trust”) without the approval of any holders of shares of beneficial interests in the Fund; and

WHEREAS, the Trustees have made this Supplement to the Original Declaration of Trust to establish the terms, rights, preferences, privileges, limitations and restrictions of the Series A Floating Rate Cumulative Term Preferred Shares (the “Term Preferred Shares”) of the Fund;

NOW, THEREFORE the Trustees hereby supplement the Original Declaration of Trust to authorize the issuance by the Fund of its Term Preferred Shares as follows:

Upon any restatement of the Original Declaration of Trust, this Supplement shall become part of Article VI of the Original Declaration of Trust, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 13 hereof.

1.

Number of Shares and Designation; Ranking.  i)  48,000 shares of Series A Floating Rate Cumulative Term Preferred Shares (the “Term Preferred Shares”) of the Fund are hereby authorized for issuance.  No fractional Term Preferred Shares shall be issued.

(b)

The Term Preferred Shares shall, with respect to dividend rights and rights upon the liquidation, the winding-up or dissolution of the Fund, rank (i) on a parity with shares of any other series of preferred shares of the Fund and (ii) senior to the Common Shares.

(c)

No Holder shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Trustees, other right to acquire, purchase or subscribe for any shares of beneficial interest of the Fund which it may hereafter issue or sell.

2.

Dividends.  ii)  Holders shall be entitled to receive, when, as and if declared by the Board of Trustees of the Fund, cumulative distributions (referred to herein as “Dividends”) payable in cash on each Outstanding Term Preferred Share at the Applicable Rate, as adjusted (if applicable) in accordance with Section 2(c) and/or Section 2(d), on the liquidation preference per share.

(c)

(1)  Dividends on the Term Preferred Shares shall be payable in arrears quarterly on each Dividend Payment Date, beginning in November, 2010, in preference to and in priority over distributions on Common Shares.  Dividends shall accumulate at the Applicable Rate, as adjusted (if applicable) in accordance with Section 2(c) and/or Section 2(d), on the liquidation preference of the Term Preferred Shares from the Original Issue Date or the last Dividend Payment Date for which accumulated Dividends have been paid, whichever is later, whether or not funds of the Fund are legally available for the payment of such Dividends in any Dividend Period or Dividend Periods and whether or not the Board of Trustees declares the Dividends.

(ii)

Dividends shall be payable on the relevant Dividend Payment Date to the Holders of record of shares of Term Preferred Shares as they appear on the Fund’s share register at 5:00 p.m. New York City time on the fifth (5th) day prior to the applicable Dividend Payment Date (or if such day is not a Business Day, the immediately preceding Business Day) (the “Record Date”).  If a Dividend Payment Date is not a Business Day, payment shall be made to Holders on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to such delay; provided that if the Final Redemption Date of any Term Preferred Share is a date other than a Business Day, the payment otherwise due on such Final Redemption Date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of the dividends payable on such next succeeding Business Day.  Any declaration by the Board of Trustees of a Dividend payable on the Term Preferred Shares on any Dividend Payment Date shall be made prior to the relevant Record Date.  Accumulated and unpaid Dividends for any past Dividend Period may be declared by the Board of Trustees and paid to Holders at any time, without reference to any Dividend Payment Date, to the Holders of record as their names appear on the Fund’s share register on a date, not exceeding five (5) days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(iii)

The amount of Dividends per share payable for each full Dividend Period shall be computed by multiplying the Applicable Rate, as adjusted (if applicable) in accordance with Section 2(c) and/or Section 2(d), for such Dividend Period by a fraction, the numerator of which shall be the actual number of days in such Dividend Period and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per share of the Term Preferred Share, and rounding the amount so obtained to the nearest cent.  The amount of Dividends payable on the Preferred Shares for the initial Dividend Period, or for any other period shorter or longer than a full Dividend Period (or amounts determined with respect thereto), shall be computed based upon the actual number of days elapsed during the period over a 360-day year.  Accumulations of Dividends on the Term Preferred Shares shall not bear interest if Dividends are paid subsequent to the applicable Dividend Payment Date.  Holders shall not be entitled to any Dividends, whether payable in cash, securities or other property, in excess of cumulative Dividends, as herein provided, on the Term Preferred Shares.

(c)

In addition to all other amounts due and payable hereunder and under the Preferred Share Purchase Agreement, the Applicable Rate shall be increased by an amount equal to 2.00% per annum from, and including, any such date on which the Term Preferred Shares fail to have a Fitch rating of at least “A-” (or equivalent rating from another NRSRO if a Fitch rating is not available) and by an amount equal to 4.00% per annum from, and including, any such date on which the Term Preferred Shares fail to have a Fitch rating of at least “BBB-” (or equivalent rating from another NRSRO if a Fitch rating is not available) to, but excluding, such date as of which the Fitch rating (or equivalent rating from another NRSRO if a Fitch rating is not available) of the Term Preferred Shares is equal to or greater than “A-” or “BBB-,” as applicable.

(d)

If the Fund:

(i)

fails to pay, or cause to be paid, to the Paying Agent by 12:00 noon New York City time on any Dividend Payment Date, the full amount of any Dividend then accrued, accumulated and unpaid on the Term Preferred Shares, a “Failure Trigger” shall be deemed to have occurred.  If the Failure Trigger has not been cured and the applicable dividend has not been paid on or before the third Business Day next succeeding the date on which such Failure Trigger occurred (a “Failure to Deposit”), then, and only for so long as one or more Failures to Deposit remains uncured, the dividend rate for the Term Preferred Shares for the applicable Dividend Period shall be equal to (A) the Applicable Rate, as adjusted (if applicable) in accordance with Section 2(c), plus (B) the lesser of (1)(i) 2% per annum multiplied by (ii) N and (2) 10% per annum.  On each day on which no Failure to Deposit has occurred and on each date on and after the date on which all Failures to Deposit have been cured in full and no Failure to Deposit remains uncured, the dividend rate shall be equal to the Applicable Rate.  “N” is defined as the number of times a Failure to Deposit has occurred since the Original Issue Date; and

(ii)

fails to pay, or cause to be paid, to the Paying Agent by 12:00 noon New York City time on any Redemption Date, the full amount of any redemption proceeds then due and unpaid on the Term Preferred Shares, and if such redemption has not been paid in full on or before the fifth Business Day following such Redemption Date, then a “Redemption Failure” shall be deemed to have occurred.  If a Redemption Failure has occurred, then, and only for so long as one or more Redemption Failures remain uncured, the dividend rate for the Term Preferred Shares for the applicable Dividend Period shall be equal to (A) the Applicable Rate, as adjusted (if applicable) in accordance with Section 2(c), plus (B) 2% per annum.  On each day on which no Redemption Failure has occurred and on each date on and after the date on which all Redemption Failures have been cured in full and no Redemption Failure remains uncured, the dividend rate shall be equal to the Applicable Rate, as adjusted (if applicable) in accordance with Section 2(c).

(e)

For so long as the Term Preferred Shares are outstanding, except as contemplated herein, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or other distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the Term Preferred Shares as to distributions or upon liquidation) with respect to Common Shares or any other shares of beneficial interest of the Fund ranking junior to or on a parity with the Term Preferred Shares as to distributions or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the Term Preferred Shares as to distributions and upon liquidation) or any such pari passu shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with the Term Preferred Shares as to distributions and upon liquidation), unless (1) immediately after such transaction the Term Preferred Share Asset Coverage would be achieved and the Fund would satisfy the Over-Collateralization Test, (2) full cumulative dividends on the Term Preferred Shares due on or prior to the date of the transaction have been declared and paid and (3) the Fund has redeemed the full number of Term Preferred Shares required to be redeemed by any provision for mandatory redemption contained in Sections 3(b), 3(c), 3(d), 3(e), 3(f) or 3(g).

(f)

Any Dividend payment made on Term Preferred Shares shall first be credited against the earliest accumulated but unpaid Dividends due with respect to such Term Preferred Shares.

2.

Redemption.

(a)

Optional Redemption.  To the extent redemption of the Term Preferred Shares (specifically payment of the redemption price) in accordance with the provisions of this Section 3 is permitted under the 1940 Act and Delaware law, the Fund may elect to redeem the outstanding Term Preferred Shares in whole or in part:

(i)

at any time on or after the second anniversary of the Original Issue Date, at the Optional Redemption Price; and

(ii)

at any time on or after the date on which the Fitch rating of the Term Preferred Shares declines below “A-,” (or equivalent rating from another NRSRO if a Fitch rating is not available) at the Mandatory Redemption Price, provided that such redemption pursuant to this clause 3(a)(ii) shall not exceed the amount necessary to permit Fitch to give a rating of at least “A-” (or equivalent rating from another NRSRO if a Fitch rating is not available) on the Term Preferred Shares, determined in the Fund’s reasonable commercial judgment after consultation with Fitch (the basis for such determination having been communicated to and not objected to by any holder of the Term Preferred Shares), provided that the Fund may not effect any optional redemption pursuant to this Section 3 unless:

(A)

with respect to optional redemption pursuant to Section 3(a)(i), concurrently with such redemption the Fund prepays Notes on a pro rata basis with the Term Preferred Shares (based on the aggregate liquidation preference of the outstanding Term Preferred Shares and the aggregate principal amount of the outstanding Notes);

(B)

with respect to the optional redemption pursuant to Section 3(a)(ii) either (x) concurrently with such redemption the Fund prepays the Notes on a pro rata basis with the Term Preferred Shares (based on the aggregate liquidation preference of the outstanding Term Preferred Shares and the aggregate principal amount of the outstanding Notes) or (y) the Asset Coverage Ratio calculated by taking into consideration such redemption of the Term Preferred Shares would be equal to or greater than 295%;

(C)

if the Term Preferred Shares are redeemed in part, immediately after giving effect to such redemption there would be no breach of the Over-Collateralization Test; and

(D)

if the Term Preferred Shares are redeemed in part, immediately after giving effect to such redemption the Minimum Diversification Test is satisfied.

(b)

Mandatory Redemption on the Final Redemption Date.  The Fund shall redeem all outstanding Term Preferred Shares on May 31, 2020 (the “Final Redemption Date”) at the Liquidation Preference thereof.

(c)

Mandatory Redemption upon Optional Prepayment of the Notes.  If the Fund elects to exercise its option to prepay the Notes in whole or in part at any time, the Fund shall, concurrently with such prepayment of the Notes, redeem the Term Preferred Shares at the Optional Redemption Price on a pro rata basis with the Notes (based on the aggregate liquidation preference of the outstanding Term Preferred Shares and the aggregate principal amount of the outstanding Notes).

(d)

Mandatory Redemption Upon Over-Collateralization Test Failure.  If the Fund fails the Over-Collateralization Test, then on any Excess Date the Fund, or the Adviser on behalf of the Fund, shall promptly (and in any event within three (3) Business Days) notify each Holder in writing and Fitch of such Over-Collateralization Test failure.  Unless Holders of at least two-thirds of the outstanding Term Preferred Shares and two-thirds in the aggregate principal amount of the outstanding Notes, each separately, waive, in writing, the requirement to cure the Over-Collateralization Test failure, the Fund, or the Adviser on behalf of the Fund, shall within ten (10) Business Days of such Excess Date, either:

(i)

deliver a Notice of Redemption, as described in Section 3(h), for redemption of the Term Preferred Shares at the Mandatory Redemption Price in such amounts as shall be necessary such that immediately after such redemption and the related prepayment of the Notes there will be no Excess Amount and the Fund shall simultaneously with such Notice of Redemption deposit such amounts in the Reserve Account in accordance with Section 3(j) for payment to the Holders no earlier than five (5) days or no later than thirty (30) days following such Notice of Redemption; or

(ii)

provide a written statement to Fitch, the Registrar and Transfer Agent and each Holder showing projected compliance with the Over-Collateralization Test within a period of twenty (20) Business Days from such Excess Date (the “Cure Period).

If the event that the Fund fails to satisfy the Over-Collateralization Test on the last day of the applicable Cure Period, the Fund shall promptly (and in no event later than five (5) Business Days after the end of the Cure Period) deliver a Notice of Redemption, as described below under Section 3(h), for redemption of Term Preferred Shares at the Mandatory Redemption Price in such amounts as shall be necessary such that immediately following such redemption and the related pro-rata prepayment of the Notes there will be no Excess Amount and the Fund shall simultaneously with such Notice of Redemption deposit such amounts in the Reserve Account in accordance with Section 3(j) for payment to the Holders no earlier than five (5) days or no later than thirty (30) days following such Notice of Redemption.

Concurrently with any delivery of a Notice of Redemption for redemption of the Term Preferred Shares pursuant to this Section 3(d) the Fund shall deliver an irrevocable notice of prepayment for prepayment of the Notes on a pro rata basis with the Term Preferred Shares (based on the aggregate principal amount of the outstanding Notes and the aggregate liquidation preference of the outstanding Term Preferred Shares).

(e)

Mandatory Redemption for Failure to Pay Dividends for Six Consecutive Months.  If at any time Dividends on outstanding Term Preferred Shares are unpaid for a period of six (6) consecutive months, the Fund shall redeem all of the Term Preferred Shares at the Mandatory Redemption Price on a pro rata basis with the prepayment of the Notes (based on the aggregate liquidation preference of the outstanding Term Preferred Shares and the aggregate principal amount of the outstanding Notes) on the 30th calendar day after the last day of the six (6) consecutive month period and upon thirty (30) days’ prior notice to holders of the Term Preferred Shares (or after such shorter period as may, at that time, be permitted with respect to the SEC Notice pursuant to Section 3(h)).

(f)

Mandatory Redemptions after Termination of Reinvestment Period.  Any sale proceeds, prepayments or scheduled payments of the Fund Investments received by the Fund after the Reinvestment Period End Date shall be used to redeem the Term Preferred Shares at the Mandatory Redemption Price, prepay the Notes and for distributions to holders of the Common Shares on a pro-rata basis (based on the aggregate liquidation preference of the outstanding Term Preferred Shares, the aggregate principal amount of the outstanding Notes and the most recently determined aggregate Net Asset Value of the outstanding Common Shares as of the relevant Determination Date).

Notwithstanding the foregoing paragraph of this Section 3(f), if at any time after the Reinvestment Period End Date (i) the Minimum Diversification Test is not satisfied or (ii) 50% of the Term Preferred Shares outstanding as of the Reinvestment Period End Date have been redeemed, then any subsequent sale proceeds, prepayments or scheduled payments of the Fund Investments received by the Fund shall be used to redeem the Term Preferred Shares and to prepay the Notes on a pro rata basis (based on the aggregate liquidation preference of the Term Preferred Shares and the aggregate principal amount of the outstanding Notes) until all of the Term Preferred Shares are fully redeemed and all of the Notes are repaid.

The Fund shall effect the redemption of the Term Preferred Shares at the Mandatory Redemption Price, prepayment of the Notes and distribution to holders of the Common Shares, if applicable, commencing on the last day of August, 2017 and thereafter on a quarterly basis on each of the Dividend Payment Dates until and including the Dividend Payment Date for the last day of November, 2019 (each such date on which the Term Preferred Shares are to be redeemed, an “Initial Period Redemption Date”) as described in Section 3 and in Section 3.  Each such redemption of the Term Preferred Shares pursuant to this Section 3 shall be effected on the same day as the concurrent prepayment of the Notes.

The Fund shall determine the amount of Cash available at the close of business on the Determination Date immediately preceding the first Initial Period Redemption Notice Date and based on such amount shall determine the number of Term Preferred Shares to be redeemed pursuant to this Section 3(f) on the first Initial Period Redemption Date.  The Fund shall thereafter determine the amount of Cash available at the close of business on each subsequent Determination Date based on the amount of sale proceeds, prepayments or scheduled payments of the Fund Investments received by the Fund during the period following the close of business on the immediately preceding Determination Date until the close of business on the applicable Determination Date.  The Fund shall then determine the number of Term Preferred Shares to be redeemed on the Initial Period Redemption Date following such Determination Date based on the amount of Cash available on such Determination Date.  On each Initial Period Redemption Notice Date the Fund shall provide a Notice of Redemption in accordance with Section 3(h) for each redemption of the Term Preferred Shares pursuant to this Section 3(f).

(g)

Mandatory Sinking Fund Redemptions.  Subject to Section 11.7 of the Original Declaration of Trust, if the Term Preferred Shares have not been fully redeemed six (6) months prior to the Final Redemption Date, then the Fund shall commence a sale of the Fund Investments, to be conducted in the sole and absolute discretion of the Adviser, to redeem the outstanding Term Preferred Shares and to concurrently prepay any outstanding Notes on a pro-rata basis (based on the aggregate liquidation preference of the outstanding Term Preferred Shares and the aggregate principal amount of the outstanding Notes) with proceeds of such sales.  Redemptions of the Term Preferred Shares and the concurrent prepayments of the Notes pursuant to this Section 3(g) shall occur on March 2, 2020 and, if necessary, on the Final Redemption Date.  The number of the Outstanding Term Preferred Shares and the aggregate principal amount of the outstanding Notes to be redeemed and prepaid, as applicable, on March 2, 2020 shall be equal to at least one-half of the total number of the Outstanding Term Preferred Shares and at least one-half of the aggregate Principal Amount of the Outstanding Notes on November 30, 2019.  The Term Preferred Shares shall be redeemed pursuant to this Section 3(g) at the Mandatory Redemption Price.  Each such redemption of the Term Preferred Shares pursuant to this Section 3 shall be effected on the same day as the concurrent prepayment of the Notes.

(h)

Redemption Procedures.  If the Fund shall determine or be required to redeem, in whole or in part, the Term Preferred Shares, it shall, or shall cause the Adviser on its behalf to (1) file a notice of its intention to redeem the Term Preferred Shares with the SEC so as to provide the 30 day notice period contemplated by Rule 23c−2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff (the “SEC Notice”) and (2) contemporaneously with such filing, deliver an irrevocable notice of redemption (a “Notice of Redemption”) to each holder of the Term Preferred Shares in accordance with Section 15 of the Preferred Share Purchase Agreement, and to Fitch, the Collateral Agent, the Registrar and Transfer Agent and the Paying Agent by overnight delivery, by first class mail, postage prepaid or by electronic means.

Each Notice of Redemption shall state: (1) the Redemption Date; (2) the applicable Redemption Price, the number of Term Preferred Shares to be redeemed and the amount of accrued dividends, if any; (3) the CUSIP number(s) of such Term Preferred Shares; (4) the applicable Redemption Price of Term Preferred Shares to be redeemed on a per share basis; (5) if applicable, the place or places where the certificate(s) for such Term Preferred Shares (properly endorsed or assigned for transfer, if the Board of Trustees of the Fund shall so require and the Notice of Redemption states) are to be surrendered for payment of the applicable Redemption Price; (6) that dividends on Term Preferred Shares to be redeemed shall cease to accumulate from and after the Redemption Date; and (7) the provisions of the Supplement under which such redemption is made.

If fewer than all Term Preferred Shares are to be redeemed, such redemption shall be made on a pro rata basis to Holders in proportion to the number of Term Preferred Shares issued and the Notice of Redemption mailed to such Holder shall specify the number of Term Preferred Shares to be redeemed from such Holder.  No defect in any Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings except as required by applicable law.

If the Fund gives a Notice of Redemption with respect to any mandatory redemption pursuant to Sections 3(d) or (e), then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Business Day immediately following the date of such Notice of Redemption, the Fund shall deposit into the Reserve Account Deposit Securities having an aggregate Market Value at the time of deposit of no less than the aggregate Mandatory Redemption Price of the Term Preferred Shares to be redeemed pursuant to such Notice of Redemption.

If the Fund gives a Notice of Redemption with respect to any mandatory redemption pursuant to Sections 3(f) or (g), then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the applicable Redemption Date for the Term Preferred Shares to be redeemed pursuant to such Notice of Redemption, the Fund shall deposit into the Reserve Account all proceeds from any sale proceeds, prepayments or scheduled payments of Fund Investments to be used for redemption of the Term Preferred Shares on the applicable Redemption Date and concurrent prepayment of the Notes.

On or prior to 12:00 noon, New York City time, on the applicable Redemption Date, the Fund shall (1) deposit, or cause such deposit, with the Paying Agent, Cash, which (except for optional redemptions pursuant to Section 3(a)) shall be withdrawn for such purpose from the Reserve Account, having an aggregate Market Value at the time of deposit no less than the applicable Mandatory Redemption Price or the Optional Redemption Price, as applicable, (any of the foregoing referred to herein as the “Redemption Price”), of the Term Preferred Shares to be redeemed on such Redemption Date and (2) give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the Term Preferred Shares to be redeemed on such Redemption Date.

Upon the date of the deposit of Cash by the Fund with the Paying Agent for purposes of redemption of Term Preferred Shares, all rights of the holders of the Term Preferred Shares to be redeemed shall cease and terminate, except the right of such holders to receive the Redemption Price but without any interest or other additional amount, and such Term Preferred Shares shall no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Redemption Date and other than the accumulation of dividends thereon in accordance with the terms of the Term Preferred Shares up to (but excluding) the applicable Redemption Date).  The Fund shall be entitled to receive, promptly after the Redemption Date, any Cash deposited with the Paying Agent having an aggregate Market Value in excess of the aggregate Redemption Price of Term Preferred Shares called for redemption on the Redemption Date.  Notwithstanding any provision of the Preferred Shares Purchase Agreement, any Cash so deposited with the Paying Agent that are unclaimed at the end of 90 days from the applicable Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which time the holders of the Term Preferred Shares to be redeemed shall look only to the Fund for payment of the Redemption Price.  The Fund shall be entitled to receive, from time to time after the Redemption Date, any interest on the Cash so deposited.

On or after a Redemption Date, each Holder of Physical Term Preferred Shares (if any) that are subject to redemption shall surrender the certificate(s) evidencing such Physical Term Preferred Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price, without interest, and in the case of a redemption of fewer than all Term Preferred Shares represented by such certificate(s) and a new certificate representing Term Preferred Shares that were not redeemed.

Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Term Preferred Shares, Dividends may be declared and paid on such Term Preferred Shares in accordance with their terms if Cash for the payment of the Redemption Price of such Term Preferred Shares has not been deposited with the Paying Agent for that purpose.

All moneys paid to the Paying Agent for payment of the Redemption Price of Term Preferred Shares called for redemption shall be held in trust by the Paying Agent for the benefit of holders of such Term Preferred Shares to be redeemed.

Except for the provisions described above, nothing contained in these terms of the Term Preferred Shares limits any right of the Fund to purchase or otherwise acquire any Term Preferred Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any Term Preferred Shares for which Notice of Redemption has been given, (2) the Fund is in compliance with the Asset Coverage Ratio and the Over-Collateralization Test after giving effect to such purchase or acquisition on the date thereof and (3) an offer to purchase or otherwise acquire any Term Preferred Shares is made by the Fund pro rata to the Holders of all of the Term Preferred Shares at the time outstanding upon the same terms and conditions with respect to Term Preferred Shares.  If fewer than all the outstanding Term Preferred Shares are redeemed or otherwise acquired by the Fund, the Fund shall give notice of such transaction to the Paying Agent in accordance with the procedures agreed upon by the Board of Trustees.

In the case of any redemption pursuant to this Section 3, only whole Term Preferred Shares shall be redeemed, and in the event that any provision of the Original Declaration of Trust would require redemption of a fractional share, the Fund or the Paying Agent, as applicable, shall be authorized to round up so that only whole shares are redeemed.

In determining the Term Preferred Shares to be redeemed in accordance with this Section 3, the Fund shall allocate the number of shares to be redeemed pursuant to this Section 3 pro rata among the holders of Term Preferred Shares in proportion to the number of shares they hold.  If the Fund does not have funds legally available for the redemption of, is not permitted under the Note Purchase Agreement or is not otherwise legally permitted to redeem, the number of Term Preferred Shares which would be required to be redeemed by the Fund under Section 3(c) if sufficient funds were available, together with any other preferred shares of the Fund which are subject to mandatory redemption under provisions similar to those contained in this Section 3, the Fund shall redeem those Term Preferred Shares, and such other preferred shares which it was unable to redeem, on the earliest practicable date on which the Fund will have such funds available and is otherwise not prohibited from redeeming pursuant to the Note Purchase Agreement or other applicable laws, upon prior notice to Holders and the Paying Agent.  At the Fund’s election, the Fund either will make a direct payment to the holders of the Term Preferred Shares or deposit with the Paying Agent funds sufficient to redeem the specified number of Term Preferred Shares with respect to a redemption required pursuant to this Section 3, by 12:00 noon., New York City time, on or prior to any Redemption Date.

(i)

Restrictions on Redemptions.  Notwithstanding the other redemption provisions described herein, except as otherwise required by law, the Fund shall not redeem any Term Preferred Shares unless all accrued, accumulated and unpaid Dividends and distributions on all outstanding Term Preferred Shares with respect to dividends and distributions for all applicable past dividend periods (whether or not earned or declared by the Fund) (1) shall have been or are contemporaneously paid or (2) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such preferred shares) for the payment of such dividends and distributions shall have been or are contemporaneously deposited with the Paying Agent as set forth herein; provided that the Fund shall not be prevented from the purchase or acquisition of outstanding Term Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding Term Preferred Shares.

No Term Preferred Shares may be redeemed if the redemption would cause the Fund to violate the 1940 Act or any other applicable law.

(j)

Reserve Account.  On or prior to the Original Issue Date, the Fund shall establish an account (the “Reserve Account”), and shall deposit into such Reserve Account (1) on each day that a Notice of Redemption with respect to any mandatory redemption pursuant to Sections 3(d) and 3(e) has been sent to the Holders of the Term Preferred Shares, Deposit Securities having an aggregate market value at the time of deposit of no less than the aggregate Redemption Price of the Term Preferred Shares to be redeemed pursuant to such Notice of Redemption, (2) from and after the Reinvestment Period End Date, proceeds received from all prepayments, scheduled payments or sales of the Fund Investments and (3) beginning on the date six (6) months prior to the Final Redemption Date, all proceeds from the sale of Fund Investments.

The Adviser may invest, on behalf of the Fund, the Deposit Securities so deposited in the Reserve Account (the “Reserve Account Investments”) in Cash Equivalents and release any segregated Reserve Account Investments from the Reserve Account to substitute therefore other Reserve Account Investments not so segregated, so long as the assets of the Fund segregated as Reserve Account Investments at the close of business on such date have a Market Value equal to 110% of the applicable Mandatory Redemption Price.  The Fund shall not permit any Lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Reserve Account Investments included in the Reserve Account, other than liens, security interests or encumbrances arising by operation of law or with respect to the payments under the Notes and the liens of the Collateral Agent under the Security Documents with respect to the payment of its fees or repayment for its advances.

If the aggregate Market Value of the Reserve Account Investments included in the Reserve Account for the redemption on any of the applicable Redemption Dates as of the close of business on such Redemption Date is less than the applicable aggregate Redemption Price for the applicable Redemption Date, then the Fund shall cause the segregation of additional or substitute Reserve Account Investments in respect of the Reserve Account, so that the aggregate Market Value of the Reserve Account Investments included in the Reserve Account is at least equal to the aggregate Redemption Price payable on the next applicable Redemption Date.

3.

Voting Rights.  iii)  Holders of the Term Preferred Shares shall not be entitled to any voting rights except as provided in this Section 4 or the Original Declaration of Trust.

(d)

Holders of the Term Preferred Shares shall have one vote per share on all matters on which they are entitled to vote.

(e)

Beginning with the Fund’s first shareholder meeting, Holders of the Term Preferred Shares, voting as a separate class with holders of any other preferred shares of the Fund, shall be entitled to elect two of the Fund’s Trustees.  Two of the existing Trustees as of the Original Issue Date will initially be designated as the Term Preferred Share Trustees.  The remaining Trustees shall be elected by holders of Common Shares and preferred shares of the Fund, including the Term Preferred Shares, voting together as a single class.

(f)

If at any time distributions on outstanding preferred shares of the Fund, including the Term Preferred Shares, are unpaid in an amount equal to two full years’ distributions on any such preferred shares of the Fund, and sufficient Cash or specified securities have not been deposited with the appropriate agent for the payment of such dividends, or the holders of outstanding preferred shares are entitled under the 1940 Act to elect a majority of the Trustees of the Fund, then the number of Trustees constituting the Board of Trustees of the Fund will be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares of the Fund, including Term Preferred Shares as described above, would constitute a majority of the Board of Trustees.  The holders of preferred shares of the Fund, including Term Preferred Shares, will be entitled to elect that smallest number of additional Trustees at a special meeting of shareholders and at all subsequent meetings at which Trustees are to be elected.  As promptly as practicable after any right of the holders of the preferred shares to elect additional Trustees is triggered, the Board of Trustees will provide notice of a special meeting of such holders, which meeting will be held not less than 10 nor more than 30 days after the mailing of the notice.  The terms of office of the persons who are Trustees at the time of that election will continue.

(g)

After the Fund has paid, or declared and set apart for payment, in full, all accumulated distributions due and payable on all outstanding preferred shares of the Fund, including Term Preferred Shares, or if the 1940 Act ceases to require that the holders of the preferred shares be entitled to elect a majority of the Trustees of the Fund, as applicable, the special voting rights stated above will cease.  At that point, the terms of office of any additional Trustees elected by the holders of preferred shares of the Fund, including Term Preferred Shares, will automatically terminate.

(h)

Approval of any plan of reorganization (as defined in the 1940 Act) adversely affecting the rights, preferences and privileges of the preferred shares of the Fund, including the Term Preferred Shares, or of any action described in Section 13(a) of the 1940 Act shall require both the affirmative vote of a majority of outstanding voting shares of the preferred shares of the Fund, including the Term Preferred Shares, voting as a separate class.  A “majority of outstanding voting shares” means the lesser of (A) 67% or more of such shares present at a meeting if the holders of 50% or more of such shares are present in person or represented by a proxy and entitled to vote on such matter or (B) more than 50% of the shares entitled to vote on such matter.  Except as described herein and except as otherwise required by law, the preferred shares of the Fund, including the Term Preferred Shares, shall have voting rights equal to the voting rights of holders of Common Shares (i.e., one vote per share).  In accordance with the Original Declaration of Trust, any matter required to be submitted for approval of any of the shares of the Fund and affecting one or more classes or series shall require approval by the required vote of shares of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of shares of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series.  Members of a particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class.  There shall be no cumulative voting in the election or removal of Trustees.

(i)

So long as any Term Preferred Shares are outstanding, approval of at least 66-2/3% of the Term Preferred Shares and an Asset Coverage Ratio of at least 300% shall be required for the issuance by the Fund of any other series of preferred shares ranking pari passu with the Term Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, or authorize, create or issue additional shares of or increase the authorized amount of the Term Preferred Shares or any other preferred shares.

(j)

So long as any of the Term Preferred Shares are Outstanding, the Fund shall not create, authorize, issue, incur or suffer to exist any Indebtedness other than the Notes or preferred shares ranking in any way senior to the Term Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, without the affirmative vote or consent of 100% of the holders of the Term Preferred Shares Outstanding at the time.

(k)

So long as any of the Term Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the Term Preferred Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or similar state law for so long as the Fund is solvent and does not foresee becoming insolvent.

(l)

The Board of Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters, certain of which are required by the 1940 Act.

(m)

If any Term Preferred Shares remain outstanding at any time, the Fund shall not issue any preferred shares of beneficial interest with voting rights of more than one vote per $1,000 of liquidation preference of such preferred shares if the Board of Trustees confers on such preferred shares like voting rights to the Term Preferred Shares.

(n)

The foregoing voting provisions shall not apply with respect to the Term Preferred Shares if, at or prior to the time when a vote is required, such shares have been (2)redeemed or (3) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(d)

So long as any of the Term Preferred Shares are outstanding, the Fund shall not, without the affirmative vote or consent of 100% of the Term Preferred Shares outstanding at the time:

(i)

amend any provision of this Declaration of Trust or By-laws in a manner which would restrict or limit the ability of the Fund to:  (4) pay the full amount of the dividends on the Term Preferred Shares at the rates and on the dates fixed in the Supplement, (5) make mandatory and optional redemptions of the Term Preferred Shares at any time pursuant to the terms and provisions of this Supplement, or (6) comply with the terms and provisions of the Preferred Shares Purchase Agreement, this Supplement or the Term Preferred Shares;

(vii)

enter into, become a party to, be bound by or adopt or allow to exist any contract, indenture, agreement or instrument, or any note, debenture, bond or other Security (other than the 2020 Note Purchase Agreement and the other Financing Agreements) which would restrict or limit the ability of the Fund to make dividend payments with respect to the Term Preferred Shares in the amounts and on the dates set forth in this Supplement or to make mandatory and optional redemptions of the Term Preferred Shares at any time pursuant to the terms and provisions of this Supplement; or

(viii)

amend, alter or repeal any of the provisions of this Supplement, if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the Term Preferred Shares or the holders thereof.

2.

Liquidation Rights.  iv)  If the Fund is dissolved, the holders of any outstanding Term Preferred Shares shall receive the Liquidation Preference on such shares, before any payment is made to holders of the Common Shares, but after all claims and obligations of the Fund, including indebtedness, has been paid or reasonable provision has been provided therefor as provided by applicable law.  The holders of Term Preferred Shares will be entitled to receive these amounts from the assets of the Fund available for distribution to its shareholders.  In addition, the rights of Holders of Term Preferred Shares to receive these amounts are subject to the rights of holders of any preferred shares ranking pari passu with the Term Preferred Shares with respect to the distribution of assets upon liquidation of the Fund.  If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the holders of all outstanding preferred shares, including the Term Preferred Shares, shall be insufficient to permit the payment in full to the holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding preferred shares, including the Term Preferred Shares, ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

(e)

For purposes of the foregoing paragraph, a voluntary or involuntary dissolution of the Fund does not include (i) the sale of all or substantially all the property or business of the Fund, (ii) the merger or consolidation of the Fund into or with any legal entity or (iii) the merger or consolidation of any legal entity into or with the Fund.

(f)

Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, until payment in full is made to the holders of Term Preferred Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Shares or any other class of shares of beneficial interest of the Fund ranking junior to Term Preferred Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Fund shall be made in respect of the Common Shares or any other class of shares of beneficial interest of the Fund ranking junior to Term Preferred Shares upon dissolution, liquidation or winding up.

(g)

After the payment to the holders of Preferred Shares of the full preferential amounts provided for in this Section 5, the holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Fund.

2.

Rule 144A Information.  The Fund shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Term Preferred Shares and any prospective purchaser of Term Preferred Shares, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Term Preferred Shares, all to the extent required to enable such Holder or beneficial holder to sell its Term Preferred Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A.

3.

Compliance Procedures for Asset Maintenance Tests.  For so long as any Term Preferred Shares are Outstanding and Fitch (or equivalent rating from another NRSRO if a Fitch rating is not available) so requires, the Fund shall deliver to Fitch (or equivalent rating from another NRSRO if a Fitch rating is not available) all certificates that are required by Fitch (or equivalent rating from another NRSRO if a Fitch rating is not available) and at such times and containing such information as required by Fitch (or equivalent rating from another NRSRO if a Fitch rating is not available) at that time.

4.

Fund Investments Covenants. The Fund shall (i) at all times invest at least 80% of the Fund assets in First Lien Senior Secured Loans, Cash or Cash Equivalents and (ii) not at any time incur any Restricted Liabilities.

5.

Notice.  All notices and communications provided for hereunder shall be in accordance with Section 14 of the Preferred Shares Purchase Agreement, except as otherwise provided in this Supplement.

6.

Amendment and Waiver.

(a)

Without limiting Section 4, to the extent permitted by Delaware law, Holders of a majority of the Outstanding Term Preferred Shares (as majority of outstanding voting securities is defined in the 1940 Act), acting collectively or voting separately from any other series, may by affirmative vote amend waive any provision hereof intended for their benefit in accordance with such procedures as may from time to time be established by the Board of Trustees.

(b)

Solicitation of Holders of Term Preferred Shares.

(vii)

Solicitation. The Fund will provide each Holder of Term Preferred Shares (irrespective of the number of Term Preferred Shares then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  The Fund will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder of outstanding Term Preferred Shares promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Term Preferred Shares.

(viii)

Payment. The Fund will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional dividend, fee or otherwise, or grant any security or provide other credit support, to any Holder of Term Preferred Shares as consideration for or as an inducement to the entering into by any Holder of Term Preferred Shares or any waiver or amendment of any of the terms and provisions hereof, unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder of Term Preferred Shares then outstanding even if such Holder did not consent to such waiver or amendment.

(ix)

Consent in Contemplation of Transfer. Any consent made pursuant to this Section 10(b)  by the Holder of any Term Preferred Shares that has transferred or has agreed to transfer such Term Preferred Shares to the Fund or any Affiliate of the Fund and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders of Term Preferred Shares that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring Holder.

(c)

Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders of Term Preferred Shares and is binding upon them and upon each future Holder of any Term Preferred Shares and upon the Fund without regard to whether such Term Preferred Shares have  been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Fund and the Holder of any Term Preferred Shares nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder of such Term Preferred Shares.  As used herein, the term “this Supplement” and references thereto shall mean this Supplement as it may from time to time be amended or supplemented.

(d)

Term Preferred Shares Held by Fund, Etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate number of Term Preferred Shares then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the Holders of a specified percentage of the aggregate number of Term Preferred Shares then outstanding, Term Preferred Shares directly or indirectly owned by the Fund or any of its Affiliates shall be deemed not to be outstanding.

7.

Termination.  If no Term Preferred Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Fund under these terms of the Term Preferred Shares, shall terminate.

8.

Rating Agency Requests.

(a)

In the event the Fund has been requested by Fitch (or equivalent NRSRO if a Fitch rating is not available) to take any action with respect to the Term Preferred Shares to maintain the rating of Fitch (or equivalent rating from another NRSRO if a Fitch rating is not available) thereon and such action would require the vote of the Holders of the Term Preferred Shares, if the Fund shall give written notice of such request in reasonable detail of such action by the related NRSRO in writing to each Holder of Term Preferred Shares (but only by delivery by nationally recognized courier service of hard copies and only if such “courier” receives written acknowledgement of receipt by such Holder) (such notice being referred to as the “Fund Request”), a Holder shall be deemed to have agreed to the matters requested by the Fund in such Fund Request if such Holder does not object to the Fund Request within 30 days after receipt of the Fund Request.

(b)

Subject to the provisions of these terms of the Term Preferred Shares, including Section 12(a), the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by these terms of the Term Preferred Shares or required by applicable law), modify these terms of the Term Preferred Shares to reflect any modification hereto which the Board of Trustees is entitled to adopt pursuant to the terms of Section 12(a) hereof.

9.

Definitions.  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires.  Any capitalized term not otherwise defined herein shall have the meaning set forth in the Original Declaration of Trust, unless the context otherwise requires:

(a)

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Fund thereunder, as the same may be amended from time to time.

(b)

“ABCP Conduit Financing Facilities” means the issuance of commercial paper where the proceeds of such issuance are used to purchase assets that secure the Fund’s repayment obligations with respect to such commercial paper.

(c)

“Adviser” means GSO / Blackstone Debt Funds Management LLC or its successor.

(d)

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Fund.

(e)

“Applicable Rate” means LIBOR for the applicable Dividend Period plus 2.25% per annum.

(f)

“Asset Coverage Ratio” means, after giving effect to the Deemed Redemption Mechanism, if applicable, (a) (i) the aggregate value of the assets of the Fund as measured by their respective Market Value plus, without duplication, accrued but not yet received income on such assets minus (ii) all liabilities and indebtedness not represented by Senior Securities divided by (b) the sum of the aggregate Principal Amount of the outstanding Notes and the aggregate Liquidation Preference of the outstanding Term Preferred Shares and the outstanding amount of any other Senior Securities.

(g)

 “Board of Trustees” or “Board” means the Board of Trustees of the Fund or any duly authorized committee thereof as permitted by applicable law.

(h)

“Business Day” shall have the meaning specified in the Valuation Schedule.

(i)

“Calculation Agent” means The Bank of New York Mellon Trust Company, National Association.

(j)

“Call Options (Written)” means a call option sold by the Fund to an Eligible Counterparty pursuant to which (i) the Fund has agreed for a period of time, at the direction of the Eligible Counterparty, to (a) sell to the Eligible Counterparty the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Eligible Counterparty, at the Eligible Counterparty’s election, an amount by which the current price of such Reference Security exceeds an agreed strike price (which may be based upon a formula); and (ii) the Eligible Counterparty may pay a fee to the Fund in connection with the transaction.

(k)

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

(l)

“Cash” shall have the meaning specified in the Valuation Schedule.

(m)

“Cash Equivalents” shall have the meaning specified in the Valuation Schedule.

(n)

“close of business” means 5:00 p.m. New York City time.

(o)

“Collateral Account Control Agreement” means the Collateral Account Control Agreement dated as of the Original Issue Date between the Fund, The Bank of New York Mellon Trust Company, National Association as Secured Party and The Bank of New York Mellon as Securities Intermediary, creating a perfected security interest in the collateral accounts of the Fund as contemplated in the Note Purchase Agreement.

(p)

“Collateral Agent” means The Bank of New York Mellon Trust Company, National Association.

(q)

“Common Shares” means the common shares of beneficial interest, par value $.001 per share, of the Fund.

(r)

 “Deemed Redemption Mechanism” means that, in relation to any redemption of Term Preferred Shares, (i) Term Preferred Shares shall no longer be treated as outstanding once the applicable amount of Deposit Securities has been deposited in the Reserve Account (as defined in the Preferred Share Purchase Agreement) after the proper notice of such redemption has been provided with respect to such Term Preferred Shares, (ii) the aggregate Liquidation Preference of Term Preferred Shares shall be reduced by the aggregate Liquidation Preference of the Term Preferred Shares no longer considered outstanding pursuant to clause (i) above and (iii) the aggregate Market Value of Deposit Securities deposited in the Reserve Account with respect to such Term Preferred Shares shall be deemed to be zero.

(s)

“Delaware Statutory Trust Act” means the Delaware Statutory Trust Act, as amended.

(t)

“Deposit Securities” means Cash and Cash Equivalents.

(u)

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Term Preferred Shares. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Agreement, and thereafter, “Depositary” shall mean or include such successor.

(v)

“Determination Date” means the Business Day immediately preceding each Initial Period Redemption Notice Date.

(w)

“Dividend Payment Date” means the last day of each February, May, August and November, commencing in November 2010, or if any such date is not a Business Day, on the immediately following Business Day; provided that the last Dividend Payment Date will be on the Final Redemption Date.

(x)

“Dividend Period” means, with respect to the Term Preferred Shares, the period from and including the Original Issue Date or other date of the original issue thereof, as applicable, and ending on but excluding the next following Dividend Payment Date, and each subsequent period from and including a Dividend Payment Date and ending on but excluding the next following Dividend Payment Date.

(y)

 “Dollar Rolls” means a transaction under which one party (the “Seller”) agrees to (i) sell a mortgage-backed security (“MBS”) to another party (the “Buyer”) and (ii) repurchase such MBS from the Buyer at later date and typically at a lower price.

(z)

“DTC” means The Depository Trust Company

(aa)

“Eligible Investments” shall have the meaning specified in the Valuation Schedule.

(bb)

“Excess Amount” is the greater, after giving effect to the Deemed Redemption Mechanism, if applicable, of (i) the amount by which the aggregate Liquidation Preference of the Term Preferred Shares exceeds the Net Advance Amount, (ii) the amount by which the aggregate Principal Amount of the Notes plus the aggregate Liquidation Preference of the Term Preferred Shares exceeds the Total Advance Amount and (iii) the amount by which (1) 225% of the amount of part (b) of the definition of “Asset Coverage Ratio” exceeds (2) the amount of part (a) of the definition of “Asset Coverage Ratio.”

(cc)

“Excess Date” is the first Business Day in any period of one or more consecutive Business Days as of the close of business (as defined herein) on which the Fund fails the Over-Collateralization Test.

(dd)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ee)

“Failure to Deposit” has the meaning set forth in Section 2(d) hereof.

(ff)

“Failure Trigger” has the meaning set forth in Section 2(d) hereof.

(gg)

“First Lien Senior Secured Loan” shall have the meaning specified in the Valuation Schedule.

(hh)

“Final Redemption Date” means May 31, 2020.

(ii)

“Financing Agreements” means this Supplement, the Preferred Share Purchase Agreement, the Term Preferred Shares certificates, the 2020 Note Purchase Agreement, the Notes, the Security Documents and that certain Registrar and Transfer Agent, Paying Agent and Calculation Agent Services Agreement between the Fund and The Bank of New York Mellon Trust Company, National Association dated as of the Original Issue Date, each as amended.

(jj)

“Fitch” means Fitch Ratings, Inc. and its successors at law.

(kk)

“Fund” means Blackstone / GSO Senior Floating Rate Term Fund, a Delaware statutory trust or any successor that becomes such in the manner prescribed in Section 10.2 of the Preferred Shares Purchase Agreement.

(ll)

“Fund Investments” shall have the meaning specified in the Valuation Schedule.

(mm)

“Futures and Forwards (Long)” means any debt or equity futures or forward purchased by the Fund pursuant to which the Fund would agree for a period of time to (a) purchase from the seller the Reference Security at an agreed price (which may be based upon a formula) or (b) pay to the seller an amount by which the current price of such Reference Security exceeds an agreed price (which may be based upon a formula).

(nn)

“Futures and Forwards (Short)” means any debt or equity futures or forward sold by the Fund pursuant to which the Fund would agree for a period of time to (a) sell to the purchaser the Reference Security at an agreed price (which may be based upon a formula) or (b) pay to the purchaser an amount by which the agreed price (which may be based upon a formula) exceeds the current price of such Reference Security.

(oo)

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

(pp)

“Global Term Preferred Shares” as the meaning set forth in Section 15(c) hereof.

(qq)

“Governmental Authority” means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Fund conducts all or any part of its business, or which asserts jurisdiction over any properties of the Fund, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

(rr)

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

(ss)

“Holder” means the Person in whose name shares of the Term Preferred Shares are registered on the share ledger or share records of the Fund, which the Fund, the Registrar and Transfer Agent shall deem to be the owner of such shares of Term Preferred Shares for the purpose of making a dividend payments on as well as for other purposes relating to, such Term Preferred Shares.

(tt)

“Indebtedness” with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof; provided, however that any Fund Investments shall not be Indebtedness.

(uu)

“Index Maturity” means, for each Dividend Period, a length of time equal to the number of days in such Dividend Period.

(vv)

“Industry” shall have the meaning specified in the Valuation Schedule.

(ww)

“Initial Period Redemption Date” has the meaning set forth in Section 3(f) hereof.

(xx)

“Initial Period Redemption Notice Date” means with respect to each prepayment of the Notes pursuant to Section 3(f) the day which is thirty (30) days prior to the applicable Initial Period Redemption Date, or if such day is not a Business Day, then the immediately preceding Business Day.

(yy)

“Institutional Investor” means (a) any purchaser of Term Preferred Shares, (b) any holder of Term Preferred Shares holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Term Preferred Shares then outstanding, (c) any bank, trust fund, savings and loan association or other financial institution, any pension plan, any investment fund, any insurance fund, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Term Preferred Shares

(zz)

“LIBOR” means the London interbank offer rate, as obtained by the Calculation Agent from Bloomberg Financial Markets Commodities News, for Eurodollar deposits of the applicable Index Maturity that appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such other page as may replace such Page 3750, or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on the second LIBOR Business Day prior to the commencement of such Dividend Period (each such day, a “LIBOR Determination Date”); provided, that if a rate for the applicable Index Maturity does not appear thereon, it shall be determined by the Calculation Agent by using Linear Interpolation (as defined in the International Swaps and Derivatives Association, Inc. 2006 ISDA Definitions and substituting the term “Index Maturity” for the term “Designated Maturity” in such definition).  In the event that the Required Holders do not concur with such determination by the Calculation Agent, as evidenced by notice to the Fund and the Calculation Agent by such holders within five (5) Business Days after receipt by such holders of the notice delivered by or on behalf of the Fund pursuant to the previous sentence, the determination of the Adjusted LIBOR Rate shall be made by such holders in accordance with the provisions of this Agreement, which determination shall be conclusive and binding absent manifest error.

If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks.  If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, the LIBOR shall equal such arithmetic mean of such quotations.  If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, the LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR shall be the LIBOR as determined on the previous LIBOR Determination Date.

LIBOR for any Dividend Period shall be rounded to the nearest 0.00001%.

(aaa)

“LIBOR Business Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

(bbb)

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

(ccc)

“liquidation preference” means $1,000 per share of the Term Preferred Shares.

(ddd)

“Liquidation Preference” means $1,000 per share, plus an amount equal to any accrued, accumulated and unpaid dividends of the Term Preferred Shares.

(eee)

“Managed Assets” shall have the meaning specified in the Valuation Schedule.

(fff)

“Mandatory Redemption Price” means the Liquidation Preference.

(ggg)

“Market Value” shall have the meaning specified in the Valuation Schedule.

(hhh)

“Minimum Diversification Test” is a test that will be satisfied if:

(i)

the aggregate obligations of each obligor under the Eligible Investments are less than or equal to 7.5% of the Managed Assets;

(ii)

the aggregate obligations of the top three obligors under the Eligible Investments are not more than 15% of the Managed Assets;

(iii)

the aggregate obligations of the top five obligors under the Eligible Investments are not more than 20% of the Managed Assets;

(iv)

the total number of obligors under the Eligible Investments is at least 35;

(v)

Eligible Investments in any single Industry comprise not more than 15% of the Managed Assets’; and

(vi)

Eligible Investments with an OC Test Rating of “CCC+” or below do not constitute more than 10% Managed Assets.

(iii)

“Net Advance Amount” shall have the meaning specified in the Valuation Schedule.

(jjj)

“Net Asset Value” means, with respect to the Common Shares, the net asset value determined by the Fund as of any date, based upon the total assets of the Fund (the value of securities plus cash or other assets, including interest accrued but not yet received) less liabilities (including accrued expenses, the liquidation preference of any outstanding Term Preferred Shares, the face amount of any outstanding Notes and any accrued but unpaid dividends or interest), in accordance with GAAP.

(kkk)

“Note Purchase Agreement” means the agreement, dated as of the date hereof, between the Fund and the purchasers of the Notes.

(lll)

“Notes” shall mean the Floating Rate Senior Secured Notes due 2020 of the Fund.

(mmm)

“Notice of Redemption” has the meaning set forth in Section 3(h) hereof.

(nnn)

“NRSRO” means a nationally recognized statistical ratings organization.

(ooo)

“OC Test Rating” shall have the meaning specified in the Valuation Schedule.

(ppp)

 “Optional Redemption Price” means (7) from the second anniversary date of the Original Issue Date to but excluding the third anniversary date of the Original Issue Date, $1,020 per share, (8) from the third anniversary date of the Original Issue Date to but excluding the fourth anniversary date of the Original Issue Date, $1,010 and (9) on or after the fourth anniversary date of the Original Issue Date, $1,000 plus, in each case, an amount equal to accrued, accumulated and unpaid dividends and distributions thereon (whether or not declared by the Fund), to, but not including, the applicable Redemption Date.

(e)

“Original Issue Date” means, with respect to the Term Preferred Shares, August 13, 2010.

(f)

“Other Rating Agency” means each NRSRO, if any, other than Fitch, that has been approved by the Fund for providing a rating for the Term Preferred Shares.

(g)

“Outstanding” or “outstanding” means, as of any date, Term Preferred Shares theretofore issued by the Fund except, without duplication, any Term Preferred Shares theretofore canceled, redeemed or repurchased by the Fund, or with respect to which the Fund has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such Term Preferred Shares.  Notwithstanding the foregoing, (i) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the Term Preferred Shares to which the Fund or any Affiliate of the Fund shall be the holder shall be disregarded and not deemed outstanding, and (ii) for purposes of determining the Basic Maintenance Test, the Term Preferred Shares held by the Fund shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Fund shall be deemed outstanding.

(h)

“Over-Collateralization Test” is a test calculated on each Business Day that is satisfied as of any such Business Day if, after giving effect to the Deemed Redemption Mechanism, if applicable, (i) the aggregate Liquidation Preference of the Term Preferred Shares on such Business Day is less than or equal to the Net Advance Amount, (ii) the aggregate Principal Amount of the Notes and the aggregate Liquidation Preference of the Term Preferred Shares on such Business Day is less than or equal to the Total Advance Amount and (iii) the Asset Coverage Ratio (as defined herein) has not been lower than 225% for a period of 20 consecutive Business Days.

(i)

“Paying Agent” has the meaning set forth in Section 21 hereof.

(j)

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

(k)

“Physical Term Preferred Shares” has the meaning set forth in Section 15(c) hereof.

(l)

“Preferred Share Purchase Agreement” means the agreement, dated as of the date hereof, between the Fund and the purchasers of the Term Preferred Shares.

(m)

“Preferred Stock” shall have the meaning specified in the Valuation Schedule.

(n)

“Principal Amount” per $1,000 principal amount of a Senior Secured Note means $1,000 plus all accrued and unpaid interest on such Senior Secured Note.

(o)

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

(p)

“Put Options (Written)” means a put option sold by the Fund to an Eligible Counterparty pursuant to which (i) the Fund has agreed for a period of time, at the direction of the Eligible Counterparty, to (a) purchase the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Eligible Counterparty, at the Eligible Counterparty’s election, an amount by which an agreed strike price (which may be based upon a formula) exceeds the current price of the Reference Security; and (ii) the Eligible Counterparty may (a) pay a fee to the Fund in connection with the transaction and (b) agree to deliver the Reference Security to the Fund in satisfaction of all of its obligations to the Fund in connection with the transaction.

(q)

“Rating Agency” means each of Fitch (if Fitch is then rating Senior Term Preferred Shares) and any Other Rating Agency.

(r)

 “Redemption Date” means the Final Redemption Date and each such date on which the Term Preferred Shares are to be redeemed pursuant to Sections 3, 3, 3, 3, 3 and 3.

(s)

“Redemption Failure” has the meaning set forth in Section 2(d)(ii) hereof.

(t)

“Redemption Price” has the meaning set forth in Section 3(h) hereof.

(u)

“Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

(v)

“Reference Security” shall have the meaning specified in the Valuation Schedule.

(w)

“Reinvestment Period End Date” means May 31, 2017.

(x)

“Related Fund” means, with respect to any holder of any Term Preferred Shares, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor

(y)

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Fund or any of its Affiliates).

(z)

 “Reserve Account” has the meaning set forth in Section 3(j) hereof.

(aa)

“Restricted Liabilities” means any of ABCP Conduit Financing Facilities, Floating Rate Certificates of Tender Option Bonds, Reverse Repurchase Agreements, Securities Lending, Dollar Rolls, Futures and Forwards (Long), Futures and Forwards (Short), Put Options (Written) and Call Options (Written).

(bb)

“Reverse Repurchase Agreement” shall have the meaning specified in the Valuation Schedule.

(cc)

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

(dd)

“securities” or “security” shall have the meaning specified in Section 2(1) of the Securities Act.

(ee)

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

(ff)

“Securities Lending” means a transaction under which one party (the “Lender”) lends (typically, but not limited to, equity) securities to another party (the “Borrower”) in exchange for a fee and the Borrower pledges (typically, but not limited to, liquid) collateral to secure its obligation to redeliver such securities to the Lender.

(gg)

“Senior Securities” means the Senior Secured Notes, the Term Preferred Shares, bank borrowings or other indebtedness of the Fund and Preferred Stock of the Fund within the meaning of Section 18 of the 1940 Act.

(hh)

“Security Agreement” means the Security Agreement dated as of the Original Issue Date between the Fund and the Collateral Agent creating a Lien against the collateral of the Fund as contemplated in the Note Purchase Agreement.

(ii)

“Security Documents” means the Security Agreement and the Collateral Account Control Agreement.

(jj)

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

(kk)

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark to market values(s) for such Swap Contracts, as determined based upon one or more mid market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

(ll)

“Tender Option Bonds” or “TOB” means floating rate bonds, secured by municipal or other tax-exempt bonds, that grant the holder the option to require the issuer of the bond to repurchase the bond (typically, but not limited to, at par) prior to maturity.

(mm)

“Term Preferred Shares” means the Series A Floating Rate Cumulative Term Preferred Shares of the Fund.

(nn)

“Term Preferred Shares Asset Coverage” means asset coverage for senior securities representing stock, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of Original Issue of the Term Preferred Shares, of at least 225% with respect to all outstanding Senior Securities and preferred shares of the Fund, including all outstanding Term Preferred Shares, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

(oo)

“Total Advance Amount” shall have the meaning specified in the Valuation Schedule.

(pp)

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

2.

Registrar and Transfer Agent.  The duly appointed Registrar and Transfer Agent (the “Registrar and Transfer Agent”) for the Term Preferred Shares shall be The Bank of New York Mellon Trust Company, National Association.  The Fund may, in its sole discretion, remove the Registrar and Transfer Agent in accordance with the agreement between the Fund and the Registrar and Transfer Agent; provided that the Fund shall appoint a successor registrar and transfer agent who shall accept such appointment prior to the effectiveness of such removal.

3.

Execution and Countersignature.  (10) One or more authorized persons shall sign each Term Preferred Shares certificate for the Fund by manual signature or (in the case of Global Term Preferred Shares) facsimile signature. If an authorized person whose signature is on a Term Preferred Shares certificate no longer is an authorized person at the time the Registrar and Transfer Agent countersigns the Term Preferred Shares certificate, the Term Preferred Shares certificate shall be valid nevertheless.

(e)

A Term Preferred Shares certificate shall not be valid until an authorized signatory of the Registrar and Transfer Agent manually countersigns the certificate the Term Preferred Shares certificate.  The signature shall be conclusive evidence that the Term Preferred Shares represented by the certificate have been issued by the Fund.

(f)

The Term Preferred Shares shall be represented by one or more Term Preferred Shares certificates in either (1) definitive form registered in the name of such Purchaser (“Physical Term Preferred Shares”) or (2) global book entry form registered in the name of the Depositary or the nominee of the Depositary (“Global Term Preferred Shares”).

2.

Stock Certificates.  (11) Shares of Term Preferred Shares shall be represented by share certificates substantially in the form set forth as Exhibit A hereto, or such other form determined in accordance with the Declaration of Trust, By-Laws of the Fund and applicable Delaware law.

(e)

Share certificates representing shares of the Term Preferred Shares shall be signed by an officer of the Fund, in accordance with the Declaration of Trust, By-Laws of the Fund and applicable Delaware law, by manual signature or (in the case of Global Term Preferred Shares) facsimile signature.

(f)

A share certificate representing shares of the Term Preferred Shares shall not be valid until manually countersigned by an authorized signatory of the Registrar and Transfer Agent.

(d)

If any signatory of the Fund who has signed a share certificate no longer holds that office at the time the Registrar and Transfer Agent countersigns the share certificate, the share certificate shall be valid nevertheless.

2.

Registration; Exchange; Substitution of Term Preferred Shares.

(a)

Registration of Term Preferred Shares. The Fund or its agent on the Fund’s behalf shall keep a register for the registration and registration of transfers of Term Preferred Shares.  The name and address of each holder of one or more Term Preferred Shares, each transfer thereof and the name and address of each transferee of one or more Term Preferred Shares shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Term Preferred Shares shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Fund shall not be affected by any notice or knowledge to the contrary.  The Fund shall give to any holder of Term Preferred Shares that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Term Preferred Shares.  For the purposes of this Agreement, the Fund appoints The Bank of New York Mellon Trust Company, National Association as the initial Registrar and Transfer Agent under this Section 17(a).

(b)

Transfer and Exchange of Term Preferred Shares. Upon surrender of any stock certificate representing Term Preferred Shares to the Fund at the office of the Registrar and Transfer Agent, for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Term Preferred Shares or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Term Preferred Shares or part thereof), within ten Business Days thereafter, the Fund shall execute and deliver, at the Fund’s expense (except as provided below), and the Registrar and Transfer Agent shall countersign one or more new stock certificates representing an aggregate number of Term Preferred Shares (as requested by the holder thereof) in exchange therefor, equal to the number of shares of Term Preferred Shares represented by the surrendered certificates.  Each such new Term Preferred Shares shall be registered to such Person as such holder may request and shall be substantially in the form of the certificate in the Supplement.  The Fund may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Term Preferred Shares.  Notwithstanding the foregoing, if a Physical Term Preferred Shares Certificate is transferred for an interest in a Global Certificate, the Registrar and Transfer Agent shall not issue a new Global Term Preferred Shares Certificate, but shall record an increase in the number of shares represented by an outstanding Global Term Preferred Shares certificate equal to the number of shares transferred. If no Global Term Preferred Shares Certificate is outstanding at the time of the transfer, the Fund shall execute and deliver, at the Fund’s expense (except as provided above), and the Registrar and Transfer Agent shall countersign a Global Term Preferred Shares certificate, representing the number of Term Preferred Shares surrendered for transfer.

(c)

Replacement of the Term Preferred Shares. Upon receipt by the Fund at the address and to the attention of the designated officer (all as specified in Section 14(c)(iii) of the Preferred Share Purchase Agreement) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate representing Term Preferred Shares (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(i)

in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Term Preferred Shares is, or is a nominee for, an original Purchaser or another holder of a Term Preferred Share with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(ii)

in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Fund at its own expense shall execute and deliver, in lieu thereof, one or more certificates representing Term Preferred Shares.

3.

Certain Restrictions.  In addition to, and not in limitation of Section 2(e), the Fund will not (i) declare, pay or set apart for payment any dividend (except a dividend payable in common stock of the Fund (within the meaning of Section 18(a)(2)(B) of the 1940 Act and the SEC’s applicable interpretations thereof)) or other distribution upon the common stock of the Fund or (ii) repurchase or redeem any such common stock, unless, in every such case, the Fund satisfies, at the time of the declaration of any such dividend or distribution or at the time of any such purchase or redemption, the 1940 Act Total Leverage Asset Coverage after deducting the amount of such dividend, distribution, or purchase or redemption price, as the case may be; provided, however, and in addition to, and not in limitation of Section 2(e), that dividends may be declared upon any Preferred Stock of the Fund if the Notes and any other Senior Securities representing indebtedness have an asset coverage (as determined in accordance with Section 18(h) of the 1940 Act as in effect on the Original Issue Date) of at least 200% at the time of declaration thereof, after deducting the amount of such dividend.

4.

Global Term Preferred Shares.  The following provisions shall apply only to Global Term Preferred Shares:

(a)

Each Global Term Preferred Shares certificate countersigned under this Supplement shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or the Transfer Agent as custodian for the Global Term Preferred Shares, and each such Global Term Preferred Shares certificate shall constitute a single Term Preferred Shares certificate for purposes of this Supplement.

(b)

Notwithstanding any other provision in this Supplement, no Global Term Preferred Shares may be exchanged in whole or in part for Physical Term Preferred Shares, and no transfer of Global Term Preferred Shares in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Fund that it is unwilling or unable to continue as Depositary for such Global Term Preferred Shares or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Fund within 90 calendar days or (B) the Fund, in its sole discretion, notifies the Transfer Agent in writing that it no longer wishes to have such Term Preferred Shares represented by a Global Term Preferred Shares certificate.  Any Global Term Preferred Shares exchanged pursuant to this Section 19(b) shall be so exchanged in whole and not in part.

(c)

In addition, Physical Term Preferred Shares shall be issued in exchange for beneficial interests in Global Term Preferred Shares upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Term Preferred Shares.

(d)

Term Preferred Shares issued in exchange for Global Term Preferred Shares or any portion thereof pursuant to Section 19(b) or Section 19 (c) shall be issued in definitive, fully registered form, representing a number of shares equal to that of such Global Term Preferred Shares or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Term Preferred Shares to be exchanged shall be surrendered by the Depositary to the Registrar and Transfer Agent, as Registrar; provided that pending completion of the exchange of Global Term Preferred Shares, the Registrar and Transfer Agent acting as custodian for the Global Term Preferred Shares for the Depositary or its nominee with respect to such Global Term Preferred Shares, shall reduce the number of shares of the Term Preferred Shares represented by such Global Term Preferred Shares, by a number of shares equal to the number of shares to be so exchanged, by means of an appropriate adjustment made on the records of the Registrar and Transfer Agent.  Upon any such surrender or adjustment, the Registrar and Transfer Agent shall countersign and make available for delivery the Term Preferred Shares issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(e)

In the event of the occurrence of any of the events specified in Section 19(b) above or upon any request described in Section 19(c), the Fund shall promptly make available to the Registrar and Transfer Agent a sufficient supply of Physical Term Preferred Shares.

(f)

Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under the Declaration of Trust with respect to any Global Term Preferred Shares registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Fund, the Registrar and Transfer Agent and any agent of the Fund or the Registrar and Transfer Agent as the absolute owner and holder of such Global Term Preferred Shares for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Fund, the Registrar and Transfer Agent or any agent of the Fund or the Registrar and Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Global Term Preferred Shares.

(g)

At such time as all interests in Global Term Preferred Shares have been repaid, cancelled or exchanged for Physical Term Preferred Shares, such Global Term Preferred Shares shall, upon receipt thereof, be canceled by the Registrar and Transfer Agent in accordance with standing procedures and instructions existing between the Depositary and the Registrar and Transfer Agent.  At any time prior to such cancellation, if any interest in Global Term Preferred Shares is repaid, cancelled or exchanged for Physical Term Preferred Shares, the number of shares of such Global Term Preferred Shares shall, in accordance with the standing procedures and instructions existing between the Depositary and the Registrar and Transfer Agent, be appropriately reduced, and an endorsement shall be made on such Global Term Preferred Shares certificate, by the Registrar and Transfer Agent to reflect such reduction.

(h)

The transfer and exchange of beneficial interests in any Global Term Preferred Shares shall be effected through the Depositary in accordance with the Declaration of Trust and the applicable procedures of the Depositary.  Beneficial owners of Global Term Preferred Shares shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Term Preferred Shares.

5.

Replacement of Share Certificates.  If any of the share certificates representing the Term Preferred Shares shall be mutilated, lost, stolen or destroyed, the Fund and the Registrar and Transfer Agent shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated share certificate, or in lieu of and substitution for the share certificate lost, stolen or destroyed, a new share certificate of like tenor and representing an equivalent amount of shares of Term Preferred Shares, but only upon receipt of evidence of such loss, theft or destruction of such stock certificate and indemnity, if requested, satisfactory to the Fund and the Registrar and Transfer Agent.

6.

Paying Agent.  (12) The Fund shall maintain an office or agency where Term Preferred Shares may be presented for payment (the “Paying Agent”).  The Fund appoints The Bank of New York Mellon Trust Company, National Association as a Paying Agent.  The Fund may act as Paying Agent for any Physical Term Preferred Shares.

(e)

On or prior to each dividend payment or redemption on any Term Preferred Shares, the Fund shall deposit with the Paying Agent a sum sufficient to pay such dividends and liquidation preference amount when so becoming due as provided in this Supplement.  The Fund shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders all money held by the Paying Agent for the payment of the liquidation preference or dividends on the Term Preferred Shares and shall notify the Registrar and Transfer Agent and each Holder of any default by the Fund in making any such payment.  The Fund at any time may require a Paying Agent to pay all money held by it to the Registrar and Transfer Agent and to account for any funds disbursed by the Paying Agent.

2.

Interpretation.  References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.  This Supplement sets forth the rights, powers, preferences and privileges of the Holders of the Term Preferred Shares and the provisions set forth herein shall operate either as additions to or modifications of the rights, powers, preferences and privileges of the Holders of the Term Preferred Shares under the Original Declaration of Trust, as the context may require.  To the extent the provisions set forth herein conflict with the provisions of the Original Declaration of Trust with respect to any such rights, powers and privileges, this Supplement shall control.  Except as contemplated by the immediately preceding sentence, the Original Declaration of Trust shall control as to the Fund generally and the rights, powers, preferences and privileges of the other shareholders of the Fund.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Supplement to Amended and Restated Agreement and Declaration of Trust to be executed as of the day and year first above written.

Edward H. D’Alelio, as Trustee

Michael Holland, as Trustee

Thomas W. Jasper, as Trustee

John O’Neill, as Trustee

Daniel H. Smith, Jr., as Chairman, President and Chief Executive Officer

EXHIBIT 1

 Form of Term Preferred Shares Certificate

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.]1

Certificate Number: ________

Blackstone / GSO Senior Floating Rate Term Fund

____________ Shares

Floating Rate Cumulative Term Preferred Shares

CUSIP NO.:

(par value $.001 per share)

(liquidation preference $1,000 per share)

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND, a Delaware statutory trust (the “Fund”), hereby certifies that
[               ]2[Cede & Co. or registered assigns]3
is the registered owner of [the number of]3 [               ]4
fully paid and non-assessable shares of Floating Rate Cumulative Term Preferred Shares of Blackstone / GSO Senior Floating Rate Term Fund, [set forth in Schedule I hereto]3, transferable on the books and records of the Fund, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  This certificate and the shares of Floating Rate Cumulative Term Preferred Shares represented hereby are issued and shall be held subject to the provisions of the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Fund, including all amendments thereto.

The Fund shall furnish without charge to each registered holder of Floating Rate Cumulative Term Preferred Shares who so requests the terms, rights, preferences, privileges, limitations and restrictions of the Floating Rate Cumulative Term Preferred Shares.

This certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

Witness the seal of the Fund and signatures of its duly authorized officers, which seal and signatures may be in facsimile form.

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND By: ________________________ [Title] By: ________________________ [Title]	[seal]	Dated: __________ Countersigned and registered THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION as transfer agent and registrar By: ______________________ Authorized Signatory

A-1

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert social security or other identifying number of assignee.  Please print or typewrite name and address including zip code of assignee:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

_____________ shares of Floating Rate Cumulative Term Preferred Shares evidenced hereby and irrevocably appoints:

________________________________________________________________

attorney to transfer said shares on the books of the Fund.  The attorney may substitute another to act for him or her.

Date:  __________________

Signature:  ______________________

(Sign exactly as your name appears on the other side of this stock certificate)

Signature Guarantee: _____________________5

A-2

SCHEDULE I6

Blackstone / GSO Senior Floating Rate Term Fund
Floating Rate Cumulative Term Preferred Shares
Certificate Number:

The number of shares of Floating Rate Cumulative Term Preferred Shares initially represented by this Global Floating Rate Cumulative Term Preferred Shares Certificate shall be _______.  Thereafter, the Registrar and Transfer Agent shall note changes in the number of shares of Floating Rate Cumulative Term Preferred Shares represented by this Global Floating Rate Cumulative Term Preferred Shares Certificate in the table set forth below:

Amount of decrease in number of shares represented by this Global Floating Rate Cumulative Term Preferred Shares Certificate	Amount of increase in number of shares represented by this Global Floating Rate Cumulative Term Preferred Shares Certificate	Number of shares represented by this Global Floating Rate Cumulative Term Preferred Shares Certificate following decrease or increase	Signature of authorized officer of registrar and transfer agent

SCHEDULE A

VALUATION SCHEDULE

CALCULATION OF ADVANCE AMOUNT

“Advance Rate” means for each Asset Category set forth in the Advance Rate Table below, 1 divided by the corresponding Discount Factor and expressed as a percentage; if no Discount Factor is available, the Advance Rate will be deemed to be 0%.

For purposes of the Total Advance Amount and the Net Advance Amount, as applicable, determination, the Fund shall assign each Eligible Investment (as defined below) to one of the Asset Categories set forth in the table below commencing upon the initial acquisition thereof.

Advance Rate Table

Asset Category[7]	Discount Factor	Advance Rate
Cash and Short-Term Investments
Asset Category A-1 Investments	1.00	100.0%
Asset Category A-2 Investments	1.10	90.9%
U.S. Government Securities
Asset Category A-3 Investments	1.10	90.9%
Asset Category A-4 Investments	1.25	80.0%
Corporates
Asset Category B-1 Investments	1.30	76.9%
Asset Category B-2 Investments	1.40	71.4%
Asset Category B-3 Investments	1.40	71.4%
Asset Category B-4 Investments	1.65	60.6%
Asset Category B-5 Investments	1.80	55.6%
Asset Category B-6 Investments	2.15	46.5%
Asset Category B-7 Investments	3.70	27.0%
Asset Category B-8 Investments	4.60	21.7%
Leveraged Loans
Asset Category C-1 Investments	1.55	64.5%
Asset Category C-2 Investments	2.50	40.0%
Asset Category C-3 Investments	5.00	20.0%
Other
Asset Category D Investments	0.00	0.0%

“Total Advance Amount” means, after giving effect to the Deemed Redemption Mechanism, if applicable, the aggregate of the Unadjusted Total Advance Amounts as adjusted in accordance with the Advance Amount Adjustment Table.

“Net Advance Amount” means, after giving effect to the Deemed Redemption Mechanism, if applicable, (a) the aggregate of the Unadjusted Net Advance Amounts as adjusted in accordance with the Advance Amount Adjustment Table minus (b) the aggregate Principal Amount of the Notes.

“Unadjusted Total Advance Amount” means for each Eligible Investment (i) the Market Value of such Eligible Investment plus accrued but not yet received income on such Eligible Investment multiplied by (ii) its relevant Advance Rate.

“Unadjusted Net Advance Amount” means for each Eligible Investment (a) (i) the Market Value of such Eligible Investment plus accrued but not yet received income on such Eligible Investment multiplied by (ii) its relevant Advance Rate.

For purposes of calculation of the Total Advance Amount, the aggregate of the Unadjusted Total Advance Amounts will be adjusted (either upwards or downwards) for each of the Fund liabilities listed in Column 1 as set forth in Column 2 of the Advance Amount Adjustment Table below.

For purposes of calculation of the Net Advance Amount, the aggregate of the Unadjusted Net Advance Amounts will be adjusted (either upwards or downwards) for each of the Fund liabilities listed in Column 1 as set forth in Column 3 of the Advance Amount Adjustment Table below.

Advance Amount Adjustment Table

Column 1	Column 2	Column 3
Fund Liability	Total Advance Amount Adjustment	Net Advance Amount Adjustment
Current Liabilities	Subtract Market Value of all Current Liabilities	Subtract Market Value of all Current Liabilities
Preferred Stock issued by the Fund that ranks pari passu to the Term Preferred Shares

Subtract (i) the aggregate liquidation preference of such Preferred Stock and (ii) the amount of accrued dividends and fees on such Preferred Stock to, but not including, the applicable date of determination

Subtract (i) the aggregate liquidation preference of such Preferred Stock and (ii) the amount of accrued dividends and fees on such Preferred Stock to, but not including, the applicable date of determination

Notes (other than the Senior Secured Notes) issued by the Fund that rank senior to the Term Preferred Shares	Subtract (i) the aggregate principal amount of such notes and (ii) the amount of accrued interest and fees on such notes, to, but not including, the applicable date of determination

Subtract Market Value of any earmarked asset collateral for such notes or if there is no earmarked asset collateral for such notes then subtract (i) the aggregate principal amount of such notes and (ii) the amount of accrued interest and fees on such notes, to, but not including, the applicable date of determination

Bank credit facilities	Subtract (i) the amount of outstanding liability and (ii) the amount of accrued interest and fees under such bank credit facilities, to, but not including, the applicable date of determination

Subtract Market Value of any earmarked asset collateral for such bank credit facilities or if there is no earmarked asset collateral for such bank credit facilities then subtract (i) the amount of outstanding liability and (ii) the amount of accrued interest and fees under such bank credit facilities, to, but not including, the applicable date of determination

Reverse Repurchase Agreements	Subtract (i) the amount of outstanding liability and (ii) the amount of accrued interest and fees under such Reverse Repurchase Agreements	Subtract Market Value of any earmarked asset collateral for such Reverse Repurchase Agreements
Interest Rate Swaps Long	(i) add Reference Security’s Market Value of the fixed-rate leg multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract Market Value of the floating rate leg	(i) add Reference Security’s Market Value of the fixed-rate leg multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract Market Value of the floating rate leg
Interest Rate Swaps Short

(i) add Market Value of the floating-rate leg and (ii) subtract Market Value of the Reference Security multiplied by 1 plus 1 minus (1 divided by the applicable Discount Factor for such Reference Security)

(i) add Market Value of the floating-rate leg and (ii) subtract Market Value of the Reference Security multiplied by 1 plus 1 minus (1 divided by the applicable Discount Factor for such Reference Security)

TRS Long

(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the difference between (a) Market Value of the Reference Security and (b) the equity or collateral advanced, paid, posted or pre-funded by the Fund

(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the difference between (a) Market Value of the Reference Security and (b) the equity or collateral advanced, paid, posted or pre-funded by the Fund

CDS Long	(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the Notional Amount of the CDS Long	(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the Notional Amount of the CDS Long
CDS Short	Add the lower of (i) zero and (ii) Market Value of the CDS Short minus present value (using LIBOR as the discount rate) of future payments on the CDS Short	Add the lower of (i) zero and (ii) Market Value of the CDS Short minus present value (using LIBOR as the discount rate) of future payments on the CDS Short
Put Options (Purchased)

Add the greater of (i) zero and (ii) strike price of such put option minus (Market Value of the Reference Security multiplied by 1 plus (1 minus (1 divided by applicable Discount Factor for the Reference Security)))

Add the greater of (i) zero and (ii) strike price of such put option minus (Market Value of the Reference Security multiplied by 1 plus (1 minus (1 divided by applicable Discount Factor for the Reference Security)))

Call Options (Purchased)	Add the greater of (i) zero and (ii) (Market Value of the Reference Security divided by the applicable Discount Factor for such Reference Security) minus the strike price of such call option	Add the greater of (i) zero and (ii) (Market Value of the Reference Security divided by the applicable Discount Factor for such Reference Security) minus the strike price of such call option

The Total Advance Amount and the Net Advance Amount will be calculated by the Calculation Agent on each Business Day, using daily or monthly marks, as described below, or the purchase price if the asset has been owned for less than the appropriate mark period.  The Calculation Agent will report the results of the Total Advance Amount and the Net Advance Amount, as applicable, calculations to Fitch and holders of the Senior Secured Notes and the Term Preferred Shares on a monthly basis in a compliance report deliverable pursuant to Section 7.1(g) of the Agreement.  The Market Value will be valued as described under the Valuations Procedures herein.

Notwithstanding the foregoing for purposes of determining the Total Advance Amount and the Net Advance Amount, as applicable,

(i)

the Advance Rate applicable to any Unquoted Investment for which the most recent quote is more than three (3) months old will be 0%;

(ii)

the Advance Rate for any Structured Finance Assets will be 0%;

(iii)

 the Advance Rate applicable to any Eligible Investments having an OC Test Rating of “CCC” in excess of 10% of Managed Assets will be 80% of the Advance Rate that would otherwise apply; provided that, in calculating the Total Advance Amount and the Net Advance Amount, as applicable, for the aggregate Eligible Investments having an OC Test Rating of  “CCC” up to 10% of Managed Assets, such Total Advance Amount or Net Advance Amount shall be calculated by multiplying the applicable Advance Rate by the relevant Eligible Investments with the highest Market Value first and then by the Eligible Investments in descending order of Market Values of such Eligible Investments having an OC Test Rating of  “CCC” until the 10% threshold has been reached;

(iv)

for the purpose of determining the Advance Rate applicable to Eligible Investments in Bank Loan Participations, the Advance Rate will be 90% of the Advance Rate that would otherwise apply for such Eligible Investment; and

(v)

all Excluded Investments will have an Advance Rate of 0% for the purposes of calculation of the Total Advance Amount or the Net Advance Amount, as applicable.

Rating Procedures.  References herein to any rating by Fitch, Moody’s or S&P will also be deemed to include an equivalent rating in a successor rating category of Fitch, Moody’s or S&P, as the case may be, or if neither Fitch, Moody’s nor S&P is in the business of rating securities, an equivalent rating from another rating agency.

Determination of Fund Investments Constituting Eligible Investments

“Eligible Investments” means, at any date, all Fund Investments on such date (i) other than Excluded Investments and (ii) that (A) are acquired and held in a manner that does not violate the investment restrictions set forth in the Private Placement Memorandum, (B) are of a nature which does not violate the investment restrictions set forth in the Private Placement Memorandum, and (C) in the event that it is an obligation of a company organized in, or a sovereign issuer of, the United States, or otherwise bearing interest that arises, for U.S. federal income tax purposes, from sources within the United States, it is in registered form at the time it is acquired.

“Excluded Investments” means (without duplication):

(i)

Excess Fund Investments;

(ii)

Fund Investments in Pay-In-Kind/Deferred Interest Securities (excluding Partial Pay-In-Kind Assets);

(iii)

Fund Investments that have been borrowed or lent;

(iv)

Fund Investments denominated in any currency other than U.S. dollars;

(v)

Fund Investments in any Foreign Issuer from an Emerging Country (unless the applicable Fund Investment is fully guaranteed by a guarantor located in a Developed Country); and

(vi)

Fund Investments in any Bank Loan Participation while any bank or other institution that sold such Bank Loan Participation has a long-term debt rating of below “A-” or “A3”, as applicable, under the OC Test Rating Chart (unless the obligation of such bank or other institution are guaranteed by an entity who has a long-term debt rating of “A-” or “A3”, as applicable, or better under the OC Test Rating Chart).

Application of Portfolio Parameters

“Portfolio Parameters” means, at any applicable date of determination (determined without duplication):

(i)

the aggregate Market Value of Fund Investments in all Fixed Rate Assets to be equal to or less than 20% of Managed Assets;

(ii)

the aggregate Market Value of Fund Investments in any single issuer or obligor to be equal to or less than 2.0% of Managed Assets with three 3 exceptions at up to 4.0% for First Lien Senior Secured Loans;

(iii)

the aggregate Market Value of Fund Investments in issuers or obligors in any single Industry to be equal to or less than 10% of Managed Assets with one (1) exception up to and including 12% of Managed Assets and one (1) exception up to and including 15% of Managed Assets;

(iv)

the aggregate Market Value of Fund Investments from non-U.S. obligors to be equal to or less than 20% of Managed Assets;

(v)

the aggregate Market Value of Fund Investments in obligors with a facility size less than $150 million to be equal to or less than 5% of Managed Assets;

(vi)

the aggregate Notional Amount of Fund Investments that are Credit Default Swaps to be equal to or less than 5% of Managed Assets; and

(vii)

the aggregate Market Value of Fund Investments that are Unquoted Investments to be equal to or less than 5% of Managed Assets.

Notwithstanding the foregoing:

(A)

under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Parameters set forth above; and

(B)

for purposes of the Portfolio Parameters set forth above, the Market Value of a Fund Investment will be the higher of zero and the Market Value of such Fund Investment as determined pursuant to the terms of “Determination of the Market Value of Fund Investments” below.

Determination of the Market Value of Fund Investments

The Fund shall calculate the Market Value (i) of each Quoted Investment on a daily basis and (ii) of each Unquoted Investment at least on a monthly basis.

“Market Value” means

(a)

with respect to Cash, the current balance thereof;

(b)

with respect to any Quoted Investment (other than Short-Term Debt Investments) the mid-price of market quotations obtained from an External Pricing Source or using Dealer Quotations for each unit of such Quoted Investment multiplied by the number of units of such Quoted Investment held by the Fund;

(c)

with respect to any Unquoted Investments (other than Short-Term Debt Investments) a price for each unit of such Unquoted Investment obtained on a monthly basis from an Approved Valuation Provider and approved by the Valuation Committee at its monthly meeting multiplied by the number of units of such Unquoted Investment held by the Fund; and

(d)

with respect to any Short-Term Debt Investments, the cost per unit of such Short-Term Debt Investment adjusted for amortization of premiums and accretion of discounts multiplied by the number of units of such Short-Term Debt Investment held by the Fund.

Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently quoted by an Approved Valuation Provider and cost.  In the event that the Fund elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Valuation Provider, then the Market Value of such Unquoted Investment shall be such lower value used by the Fund for purposes of its own financial accounting records.

The Market Value of each Contract Transaction will be an amount, which may be positive or negative, equal to the amount, obtained from an Approved Source or an Approved Dealer, that a Person would pay or charge to assume all obligations and benefits of the Fund under such Contract Transaction.

Non-U.S. dollar denominated Securities that are Quoted Investments will be valued by translating available quotes into U.S. dollar equivalents, if the quotes are considered reliable, and are otherwise will be valued as if such Quoted Investments were Unquoted Investments.

For purposes of the definition of Market Value, accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination.

Certain Definitions

The following are definitions of certain terms used in this Valuation Schedule.  Terms used in this Valuation Schedule and not defined below have the meanings given them elsewhere in this Valuation Schedule.

“Adviser” means GSO / Blackstone Debt Funds Management LLC, a wholly-owned subsidiary of GSO Capital Partners LP.

“Agreement” means the Note Purchase Agreement, dated as of August 11, 2010, between the Fund and the respective Purchasers named therein.

“Approved Counterparty” means any financial institutions, banks or investment banking firms having a long term rating of at least “A+” or “A1”, as applicable, under the OC Test Rating Chart.

“Approved Dealer” means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer designated by the Fund and with respect to which the Rating Agency Condition has been satisfied, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Board of Governors of the Federal Reserve System, which as of the date hereof maintains a website at http://www.ny.frb.org, or (c) in the case of either of the foregoing, the banks and broker-dealers set forth on Annex I hereto under “Approved Dealers.”

“Approved Valuation Provider” means any of the valuation providers set forth on Annex I hereto under “Approved Valuation Providers” and any other valuation provider proposed by the Adviser and approved by the Board of Trustees of the Fund.

“Approved Source” means any of (i) two Approved Dealers (so long as the lower of two bid prices is being used) and three Approved Dealers (if the average of three bid prices is being used) or (ii) an External Pricing Source.

“Asset Category A-1 Investments” means Cash and Receivables due in ten (10) Business Days or less.

“Asset Category A-2 Investments” means Securities Rated “F1+” or “F1” by Fitch, and if not rated by Fitch,  either “A-1+” by S&P or “P-1” by Moody’s, having a final maturity of less than one (1) year.

“Asset Category A-3 Investments” means U.S. Government Securities, Supranationals, Direct U.S. Agency Debt, and U.S. Agency MBS (excluding interest- and principal-only issues), having a final maturity of more than or equal to one (1) year but less than or equal to ten (10) years.

“Asset Category A-4 Investments” means U.S. Government Securities, Supranationals, Direct U.S. Agency Debt and U.S. Agency MBS having a final maturity of more than ten (10) years.

“Asset Category B-1 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “AAA” or “AA” having a final maturity of more than or equal to one (1) year but less than or equal to ten (10) years.

“Asset Category B-2 Investments” means Bonds that (i) are issued by issuers from Developed Countries, and (ii)  have an OC Test Rating of  “A” or “BBB” having a final maturity of more than or equal to one (1) year but less than or equal to ten (10) years.

“Asset Category B-3 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of  “AAA” or “AA” having a final maturity of more than ten (10) years.

“Asset Category B-4 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “A” or “BBB” having a final maturity of more than ten (10) years.

“Asset Category B-5 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “BB”.

“Asset Category B-6 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “B”.

“Asset Category B-7 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “CCC” or lower or which are unrated.

“Asset Category B-8 Investments” means Bonds issued by issuers from Emerging Countries.

“Asset Category C-1 Investments” means Performing U.S., Canada and EU First Lien Senior Secured Loans that are not Covenant Light.

“Asset Category C-2 Investments” means Performing U.S., Canada and EU Second Lien Loans that are not Covenant Light and First Lien Senior Secured Loans that are Covenant Light.

“Asset Category C-3 Investments” means Performing U.S., Canada and EU Third Lien Loans and Second Lien Loans that are Covenant Light.

“Asset Category D Investments” means any Fund Investments that are not Asset Category A-1 Investments, Asset Category A-2 Investments, U.S. Government Securities, Asset Category A-3 Investments, Asset Category A-4 Investments, Asset Category B-1 Investments, Asset Category B-2 Investments, Asset Category B-3 Investments, Asset Category B-4 Investments, Asset Category B-5 Investments, Asset Category B-6 Investments, Asset Category B-7 Investments, Asset Category B-8 Investments, Asset Category C-1 Investments, Asset Category C-2 Investments or Asset Category C-3 Investments.

“Bank Loans” means direct purchases of, assignments of, participations in and other interests in senior debt obligations (including term loans, revolving credit loans, senior secured loans, second lien loans, unsecured loans and subordinated loans and other similar loans and investments) and senior secured notes originated and/or syndicated by a bank, fund or other financial institution.

“Bank Loan Participation” means a participation in a Bank Loan; provided that Bank Loan Participations shall not include any participations which may be converted into a Bank Loan assignment at any time at the irrevocable option of the Fund.

“Bonds” means debt Securities having a maturity equal to or more than one year (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans or Structured Finance Assets.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks or the New York Stock Exchange are authorized or obligated by law, regulation or executive order to close in New York City.

“Calculation Agent” means The Bank of New York Mellon Trust Company, National Association.

“Call Options (Purchased)” means a call option purchased by the Fund from an Eligible Counterparty pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Fund, to (a) sell to the Fund the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Fund, at the Fund’s election, an amount by which the current price of such Reference Security exceeds an agreed strike price (which may be based upon a formula); and (ii) the Fund may pay a fee to the Eligible Counterparty in connection with the transaction.

“Capital Stock” of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

“Cash” means any immediately available funds in U.S. dollars.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations or Securities:

(i)

U.S. Government Securities;

(ii)

certificates of deposit of, banker’s acceptances issued by or money market accounts in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least “F1+” by Fitch, and if not rated by Fitch,  “A-1+” by S&P and “P-1” by Moody’s;

(iii)

 commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short-term rating of at least “F1+” by Fitch, and if not rated by Fitch, “A-1+” by S&P and “P-1” by Moody’s;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least “F1” by Fitch, and if not rated by Fitch, “P-1” if rated by Moody’s and “A-1” if rated by S&P either at the time of such investment or the making of a contractual commitment providing for such investment;

(v)

shares of any money market fund or similar investment vehicle, so long as such money market fund is rated and has at the time of such investment a rating of at least “AAmmf” by Fitch, and if not rated by Fitch, a short term rating of at least “Aaa” or “MR1+” if rated by Moody’s and “AAAm” if rated by S&P;

(vi)

unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (iv) above entered into with a depository institution, trust company or corporation that has a rating of at least “F1+” by Fitch, and if not rated by Fitch, “P-1” by Moody’s and at least “A-1+” by S&P; and

(vii)

investments in Qualifying Short-Term Debt;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (i), (ii) and (iii) above shall mature within 30 days of issuance; (iii) if any of Fitch, Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Fitch, Moody’s or S&P, as the case may be; (iv) if any of Fitch, Moody’s or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another rating agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; and (vi) in no event shall Cash Equivalents include any obligation that is not denominated in U.S. dollars.

“CDS Long” means a credit derivative transaction, which is not entered as a hedge or an offset to another CDS, having a Reference Security that is a debt Security or a Bank Loan of an obligor that has in excess of $150 million of indebtedness outstanding at the time the CDS Long is entered into and pursuant to which (1) the Fund receives periodic payments from an Eligible Counterparty and (2) the Fund agrees to purchase such Reference Security (or pay settlement amounts calculated based upon a reduction in the market value of such Reference Security) upon the occurrence of certain credit-related events with respect to such Reference Security or such Reference Security’s obligor.

“CDS Short” means a credit derivative transaction, which is not entered as a hedge or an offset to another CDS, having a Reference Security that is a debt Security or a Bank Loan of an obligor that has in excess of $150 million of indebtedness outstanding at the time the CDS Short is entered into and pursuant to which the Fund makes payments to an Eligible Counterparty in exchange for the option to sell such Reference Security (or to receive settlement amounts calculated based upon a reduction in the market value of such Reference Security) to the Eligible Counterparty upon the occurrence of certain credit-related events with respect to such Reference Security or such Reference Security’s obligor.

“Contract Transaction” means each of the nonrated liabilities listed on the Advance Amount Adjustment Table.

“Covenant Light” means loans without maintenance-style financial covenants, such as maximum leverage and minimum interest and cash flow coverage tests, which are required to be tested (and passed) each month, quarter or half-year.

“Credit Default Swap” or “CDS” means each CDS Long and CDS Short.

“Current Liabilities” means any debts or obligations of the Fund that are due to settle within 10 days.

“Custodian” means The Bank of New York Mellon.

“Dealer Quotations” means with respect to any Quoted Investment at any date, the price for each unit of such Quoted Investment as follows:

(a)

the lower of the bid prices at such date quoted by two Approved Dealers; or

(b)

the average of the bid prices at such date quoted by three Approved Dealers.

“Deemed Redemption Mechanism” means that, in relation to any redemption of Term Preferred Shares, (i) Term Preferred Shares shall no longer be treated as outstanding once the applicable amount of Deposit Securities has been deposited in the Reserve Account (as defined in the Preferred Share Purchase Agreement) after the proper notice of such redemption has been provided with respect to such Term Preferred Shares, (ii) the aggregate Liquidation Preference of Term Preferred Shares shall be reduced by the aggregate Liquidation Preference of the Term Preferred Shares no longer considered outstanding pursuant to clause (i) above and (iii) the aggregate Market Value of Deposit Securities deposited in the Reserve Account with respect to such Term Preferred Shares shall be deemed to be zero.

“Deposit Securities” means Cash and Cash Equivalents.

“Developed Country” means each country whose unsupported sovereign debt obligations have an rating of “AA-” or “Aa3”, as applicable, or better under the OC Test Rating Chart.

“Direct U.S. Agency Debt” means debt Securities issued by an agency of the U.S. government.

“Discount Factor” means for each asset category set forth in the Advance Rate Table herein, the corresponding number found under the “Discount Factor” column.

“Eligible Counterparty” means with respect to any Contract Transaction (other than a CDS in which the Fund is the counterparty writing or selling the protection with respect to the Reference Security), (a) any Approved Counterparty or (b) any Person (i) having an unsecured, unguaranteed and unsupported long-term debt rating of “AA-” or “Aa3”, as applicable, or better under the OC Test Rating Chart or (ii) whose obligations in respect of all Contract Transactions entered into with the Fund are absolutely and unconditionally guaranteed by an affiliate of such Person having an unsecured, unguaranteed and unsupported long-term debt rating of “AA-” or “Aa3”, as applicable, or better under the OC Test Rating Chart; provided that with respect to any counterparty with which the Fund has entered into a Contract Transaction, any counterparty that would qualify as an “Eligible Counterparty” pursuant to clause (b) above but for the fact that such counterparty has suffered a ratings downgrade shall be deemed to be an “Eligible Counterparty” for thirty (30) days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

“Eligible Investments” has the meaning assigned to such term in this Valuation Schedule under “Determination of Fund Investments Constituting Eligible Investments.”

“Emerging Country” means any country other than the United States of America or a Developed Country; provided that, for the purposes of clause (iv) of Portfolio Parameters, if a country becomes an Emerging Country after the Fund has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Developed Country), such Fund Investment shall not be deemed an Emerging Country until such country has been an Emerging Country for 60 consecutive days.

“EU” means the European Union.

“Excess Fund Investments” means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Managed Assets set forth in the definition of Portfolio Parameters (in each case determined by the Fund using the most recent Market Value for the applicable Fund Investments).

“Excluded Investments” has the meaning assigned to such term in this Valuation Schedule under “Determination of Fund Investments Constituting Eligible Investments.”

“External Pricing Source” means, as applicable, each of the services set forth on Annex I hereto under “External Pricing Sources.”

“First Lien Senior Secured Loan” means a Bank Loan (i) that is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of such loan, (ii) that is secured by a valid first priority perfected security interest or lien to or on specified collateral securing the obligor’s obligation under such loan and (iii) where the value of the collateral securing such loan together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Adviser to repay such loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral); provided, however, that with respect to clauses (i) through (iii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, including, but not limited to, liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Assets” means each asset that bears interest at a fixed rate.

“Foreign Issuer” means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer:  an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States.

“Fund” means Blackstone / GSO Senior Floating Rate Term Fund.

“Fund Investments” means all Cash, Cash Equivalents, Bank Loans, Securities and Contract Transactions owned by the Fund.  Fund Investments which the Fund has contracted to purchase shall be deemed for purposes of the Agreement to be owned by the Fund as of the time of such contract to purchase, Fund Investments which the Fund has contracted to sell or to use as consideration for purchase of any other Fund Investments shall cease to be Fund Investments for purposes of the Agreement as of the time of such contract to sell or such contract to purchase, as applicable, and Fund Investments which the Fund will receive as consideration for sale of any other Fund Investments shall be deemed for purposes of the Agreement to be owned by the Fund as of the time of such contract to sell.

“Industry” means any industry category listed in Annex I hereto under “Industry Classifications”.

“Interest Rate Swap Long” means any Swap Transaction pursuant to which the Fund will pay a fixed rate of interest and receive a floating rate of interest entered into by the Fund with an Eligible Counterparty intended to protect the Fund against increases of the floating rate of interest payable (x) on all or a portion of any debt or other obligation of the Fund or (y) on any Fund Investment or to protect against a risk in the fluctuation of interest rates.

“Interest Rate Swap Short” means any Swap Transaction pursuant to which the Fund will pay a floating rate of interest and receive a fixed rate of interest entered into by the Fund with an Eligible Counterparty intended to protect the Fund against increases of the fixed rate of interest payable (x) on all or a portion of any debt or other obligation of the Fund or (y) on any Fund Investment.

“Liquidation Preference” means with respect to the Term Preferred Shares $1,000 per share, plus an amount equal to any accrued, accumulated and unpaid dividends of the Term Preferred Shares.

“Managed Assets” means the aggregate Market Value of the Fund’s assets (including any assets attributable to any preferred shares that may be outstanding, including the Term Preferred Shares, or to money borrowed from banks or financial institutions or issued notes for investment purposes, including the Senior Secured Notes) minus the sum of the Fund’s accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage).

“Market Value” has the meaning assigned to such terms in this Valuation Schedule under “Determination of the Market Value of Fund Investments.”

“MBS” means asset-backed Securities that are secured by a mortgage or a collection of mortgages.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Notes” means debt Securities issued by the Fund that are senior to the Term Preferred Shares, including the Senior Secured Notes.

“Notional Amount” means with respect of any Credit Default Swap the outstanding notional amount of such Credit Default Swap or TRS Long.

“OC Test Rating” means as follows:

(i)

with respect to any Eligible Investment with an issue credit rating, the Fitch rating or the lower of the Moody’s and S&P ratings;

(ii)

with respect to any Eligible Investment without an issue credit rating, but whose issuer, or the unconditional and irrevocable guarantor of such issue, is rated, the senior unsecured Fitch rating of such issuer or the lower of the Moody’s and S&P rating of such issuer or such unconditional and irrevocable guarantor, as the case may be;

(iii)

with respect to any Fund Investment not covered in clauses (i) and (ii) above, the rating of the issue as privately assessed by a nationally recognized rating agency at the Fund’s request; and

(iv)

with respect to any Fund Investment not covered in clauses (i) through (iii) above, unrated.

“OC Test Rating Chart” means the chart set forth below:

Moody’s	Fitch	S&P
Aaa	AAA	AAA
Aa1	AA+	AA+
Aa2	AA	AA
Aa3	AA-	AA-
A1	A+	A+
A2	A	A
A3	A-	A-
Baa1	BBB+	BBB+
Baa2	BBB	BBB
Baa3	BBB-	BBB-
Ba1	BB+	BB+
Ba2	BB	BB
Ba3	BB-	BB-
B1	B+	B+
B2	B	B
B3	B-	B-
Caa1	CCC+	CCC+
Caa2	CCC	CCC
Caa3	CCC-	CCC-

“Partial Pay-in-Kind Assets” means assets which are loans paying a cash coupon of at least LIBOR+200 bps in addition to payment in kind or deferred interest

“Pay-in-Kind/Deferred Interest Security” means (i) a Security in which the interest are paid through the issuance of additional securities or (ii) a debt Security which pays interest at a later date rather than in monthly or periodic increments.

“Performing” means loans which remain current on principal and interest payment obligations.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Portfolio Parameters” has the meaning assigned to such term in this Valuation Schedule under “Application of Portfolio Parameters.”

“Preferred Share Purchase Agreement” means the purchase agreement related to the Term Preferred Shares between the Fund and the respective Purchasers therein, dated the date of the Agreement.

“Preferred Stock” means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person, but not including the Term Preferred Shares.

“Principal Amount” per $1,000 principal amount of a Note means $1,000 plus all accrued and unpaid interest on such Note.

“Put Options (Purchased)” means a put option purchased by the Fund from an Eligible Counterparty intended to protect the Fund against fluctuations in the market value of a Reference Security and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Fund, to (a) purchase the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Fund, at the Fund’s election, an amount by which an agreed strike price (which may be based upon a formula) exceeds the current price of the Reference Security; and (ii) the Fund may (a) pay a fee to the Eligible Counterparty in connection with the transaction and (b) agree to deliver the Reference Security to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

“Qualifying Short-Term Debt” means short-term debt of issuers rated “F1+” by Fitch and if not rated by Fitch, rated “A-1+” by S&P or “A-1” by Moody’s, that (i) does not have an “r” suffix attached to their ratings, (ii) has a predetermined fixed dollar amount of principal due at maturity that cannot vary, (iii) does not constitute more than 20% of the rated issue’s outstanding principal amount, (iv) does not mature beyond 30 days, and (v) if the debt may be liquidated prior to its maturity, the interest thereon should be tied to a single interest rate index plus a single fixed spread (if any) and should move proportionately with that index. For purposes of this definition, “short-term debt” includes commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits and banker’s acceptances.

“Quoted Investments” means Fund Investments for which market quotations from External Pricing Sources are available.

“Rating Agency Condition” means with respect to any specified action, that (a) Fitch shall have been given 30 days’ prior written notice thereof and (b) Fitch shall have notified the Fund in writing in such 30 day period that such action will not result in a downgrading or withdrawal of its then current ratings of the Senior Secured Notes and/or the Term Preferred Shares.

“Receivables” means all amounts due to the Fund that are expected to be collected in Cash.

“Reference Security” means, with respect to any Contract Transaction, the Security or Bank Loan referred to in the underlying transaction documents for such Contract Transaction, as the “reference securities,” or “reference obligations”.

“Reverse Repurchase Agreement” means any agreement pursuant to which the Fund sold Securities to a lender and agreed to buy such Securities from such lender at a fixed price at a specific future date.

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Second Lien Loan” means a Bank Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation (other than a First Lien Senior Secured Loan) of the obligor of such loan with respect to the liquidation of such obligor or the collateral for such loan and (ii) is secured by a valid second priority perfected security interest or lien to or on specified collateral securing the obligor’s obligations under such loan; provided, however, that with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, including, but not limited to, liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings.

“Securities” means notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities, guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Senior Secured Notes” means the Series A Floating Rate Senior Secured Notes of the Fund.

“Short-Term Debt Investments” means debt Securities having a remaining maturity of 60 days or less when purchased.

“Structured Finance Assets” means Securities (other than MBSs) that entitle the holders thereof to receive payments that depend solely on the cash flow from or sale proceeds of a specified pool of assets, either fixed or revolving, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such Securities.

“Supranationals” means debt securities issued by international non-governmental organizations and other similar international bodies.

“Swap Transaction” means: (i) any rate, basis, commodity, currency or debt swap; (ii) any call, put, cap, collar or floor agreement; (iii) any rate, basis, commodity, currency or debt futures or forward agreement; (iv) any rate, basis, commodity, currency or debt option representing an obligation to buy or sell a security, commodity, currency or debt; and (v) any other similar agreement.

“Term Preferred Shares” means the Series A Floating Rate Cumulative Term Preferred Shares.

“Third Lien Loan” means a Bank Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation (other than a First Lien Senior Secured Loan or a Second Lien Loan) of the obligor of such loan with respect to the liquidation of such obligor or the collateral for such loan and (ii) is secured by a valid third priority perfected security interest or lien to or on specified collateral securing the obligor’s obligations under such loan; provided, however, that with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, including, but not limited to, liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings.

“TRS Long” means (x) a Swap Transaction with daily settlement between the Fund and an Eligible Counterparty pursuant to which (a) the Eligible Counterparty is entitled to receive from the Fund an amount equal to (1) periodic payments based on the Notional Amount of such transaction for the term thereof at a specified rate (which may be fixed or floating) and/or (2) the decrease over the term of such transaction in the market value of a single designated Reference Security that is a debt Security and (b) the Eligible Counterparty is obligated to make payment to the Fund in an amount equal to (1) the interest, fees and other cash flows paid on such Reference Security for the term of such transaction and/or (2) the increase over the term of such transaction in the market value of such Reference Security or (c) the Eligible Counterparty and the Fund agree to pay a net amount calculated by reference to (a) and (b) above and (y) any transaction commonly referred to as a “total return swap” that is with respect to a single Reference Security that is a debt Security and that is substantially similar to the transactions described in clause (x).

“Unquoted Investments” means Fund Investments for which market quotations are not available from External Pricing Sources or Dealer Quotations.

“United States” or “U.S.” means the United States of America.

“U.S. Agency MBS” means MBS that are fully guaranteed by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America.

“U.S. Government Securities” means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

“Valuation Committee” means the Valuation Committee of the Fund comprised of Messrs. Daniel H. Smith, Jr., and Michael Holland, or any other individuals as may be appointed by the Fund.

“VRC” means Valuation Research Corporation.

ANNEX I

INDUSTRY CLASSIFICATIONS

Industry Code	Description
1.	Aerospace and Defense
2.	Automotive
3.	Banking, Finance, Insurance & Real Estate
4.	Beverage, Food and Tobacco
5.	Capital Equipment
6.	Chemicals, Plastics & Rubber
7.	Construction & Building
8.	Consumer goods; Durable
9.	Consumer goods; Non-durable
10.	Containers, Packaging & Glass
11.	Energy: Electricity
12.	Energy: Oil & Gas
13.	Environmental Industries
14.	Forest Products & Paper
15.	Healthcare & Pharmaceuticals
16.	High Tech Industries
17.	Hotel, Gaming & Leisure
18.	Media: Advertising, Printing & Publishing
19.	Media: Broadcasting & Subscription
20.	Media: Diversified & Production
21.	Metals and Mining
22.	Retail
23.	Services: Business
24.	Services: Consumer
25.	Sovereign & Public Finance
26.	Telecommunications
27.	Transportation: Cargo
28.	Transportation: Consumer
29.	Utilities: Electric
30.	Utilities: Oil & Gas
31.	Utilities: Water

APPROVED DEALERS

1.  Bank of America

2.  Bank of Montreal

3.  Bank of Nova Scotia

4.  Barclays Bank

5.  BBT Capital

6.  BNP Paribas

7.  Broadpoint Capital

8.  Calyon Securities

9.  Cantor Fitzgerald

10.  CapRok Capital (multilat only)

11.  Citadel Securities

12.  Citi

13.  Commerzbank

14.  Credit Suisse

15.  CRT Capital (multilat only)

16.  Deutsche Bank

17.  Dresdner

18.  FBR (Friedman, Billings, Ramsey)

19.  GE Capital Corporation

20.  Goldman Sachs

21.  HSBC Investment Bank

22.  Imperial Capital

23.  ING

24.  Jefferies & Company, Inc.

25.  JPMorgan

26.  Lloyds

27.  Macquarie

28.  Morgan Stanley

29.  Nomura

30.  Oppenheimer

31.  Rabobank

32.  Royal Bank of Canada

33.  Royal Bank of Scotland/GC

34.  Société Générale

35.  TD Bank (Toronto-Dominion)

36.  UBS

37.  Wells Fargo Bank

38.  West LB

EXTERNAL PRICING SOURCES

Asset Class	External Pricing Sources
Securities	IDC
Bloomberg
Loans	Loan X
OTC derivatives	Mark It Partners

APPROVED VALUATION PROVIDERS

1)

VRC

2)

Houlihan Lokey

3)

Hamilton Lane

4)

Murray Devine

Footnotes

1 Form of global securities legend.  Include global securities legend only on stock certificates representing Floating Rate Cumulative Term Preferred Shares issued in global form.

2 Insert name of registered holder in stock certificates representing Floating Rate Cumulative Term Preferred Shares issued in definitive rather than global form.

3 Use bracketed language only in stock certificates representing Floating Rate Cumulative Term Preferred Shares issued in global form.

4 Insert number of shares in stock certificates representing Floating Rate Cumulative Term Preferred Shares issued in definitive rather than global form.

5 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar and Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

6 Attach Schedule I only to stock certificates representing Floating Rate Cumulative Term Preferred Shares issued in global form.

7 For all asset categories, asset maturity is calculated on the basis of the security’s final maturity, except for securities that contain a put provision at the security holder’s option, with no right not to exercise such right. In such instances and for the purpose of determining the appropriate asset discount factor, the next available put date may be assumed to be the asset maturity date.  Please refer to “Certain Definitions” for each asset category’s final maturity.